SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A
                           Amendment No. 4 to Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 20, 1995


                              XPEDITE SYSTEMS, INC.
- --------------------------------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)



          Delaware                     0-23394                  22-2903158
- --------------------------------------------------------------------------------
(State or other jurisdiction      (Commission File             (IRS Employer
      of incorporation)                Number)              Identification No.)



                   446 Highway 35, Eatontown, New Jersey 07724
- --------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (908) 389-3900



                                 Not Applicable
- --------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)





                       This Report consists of 81 pages.

Item 7.    Financial Statements and Exhibits.

           (a)  Financial statements of businesses acquired.

                Swift Global Communications Inc. and Subsidiaries Consolidated
                  Financial Statements for the years ended August 31, 1994 and 1995.

                Swift Global Communications Inc. and Subsidiary Consolidated
                  Financial Statements for the years ended August 31, 1992 and 1993.

                ViTel International Holding Company, Inc. Consolidated Condensed
                  Financial Statements for the nine-month period ended September 30, 1995 (unaudited)*

                ViTel International Holding Company, Inc. Consolidated Financial
                  Statements for the years ended June 30, 1994 and 1995.

                Comwave Communications AG Revised Consolidated Report and
                  Financial Statements in Swiss Francs for the year ended December 31, 1994 and the nine-month period ended September 30, 1995.

           (b)  Pro forma financial information.

                Xpedite Systems Inc. Pro Forma Condensed Combined Financial
                  Statements (unaudited).*

           (c)  Exhibits.

           2.1 Agreement and Plan of Merger, dated as of November 20, 1995, among the Registrant, SGC Acquisition Corp., a Delaware corporation, and Swift Global Communications Inc., a Delaware corporation.*

           2.2 Stock Purchase Agreement, dated as of November 20, 1995, among the Registrant, ViTel International Holding Company, Inc., a Delaware corporation ("ViTel"), and the stockholders of ViTel identified therein.*

           2.3 Stock Purchase Agreement, dated as of November 20, 1995, among the Registrant, Comwave Communications AG, a Swiss corporation ("Comwave"), and Computainer Systems (Global) Inc., a British Virgin Islands corporation which was the sole shareholder of Comwave.*

           3.2 Amended and Restated Certificate of Incorporation of the Registrant.**

           3.3  Amended and Restated By-laws of the Registrant.**

           4.1  Specimen Certificate for Common Stock of the Registrant.**

           4.2 Shareholders Agreement, dated as of November 20, 1995, among the Registrant, David Epstein, Stuart Epstein, Robert Epstein, APA Excelsior III, L.P., a Delaware limited partnership, Coutts & Co. (Jersey), Custodian for APA Excelsior III/Offshore, L.P., a Channel Islands corporation, CIN Venture Nominees, Ltd., a United Kingdom corporation, APA/Fostin Pennsylvania Venture Capital Fund, L.P., a New York limited partnership, 11313 Yukon Ltd., a Yukon corporation, George Abi Zeid, Fortune Partner Investments Ltd., a British Virgin Islands corporation, Gold Chalet Overseas Ltd., a British Virgin Islands corporation, Barclay

                Holdings Corporation, a British Virgin Islands corporation, Zeev Remez, Ian Wilder, Paul Leslie Hammond, Roy B. Andersen, Jr., Stuart S. Levy, Max A. Slifer and Dennis Schmaltz.*

- ----------
*     Previously filed.
** Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33- 73258, originally filed with the Securities and Exchange Commission on December 22, 1993, and declared effective on February 11, 1994.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   XPEDITE SYSTEMS, INC.



                                   By:  /s/ Stuart S. Levy
                                        Stuart S. Levy
                                        Vice President-Finance and
                                          Chief Financial Officer


Date: June 26, 1996

                          INDEX TO FINANCIAL STATEMENTS



                                                                    Sequentially
                         Description                               Numbered Page
                         -----------                               -------------

Swift Global Communications Inc. and Subsidiaries Consolidated
  Financial Statements for the years ended August 31, 1994 and 1995            6

Swift Global Communications Inc. and Subsidiary Consolidated Financial
  Statements for the years ended August 31, 1992 and 1993                     25

ViTel International Holding Company, Inc. Consolidated Condensed
  Financial Statements for the nine-month period ended September 30,
  1995 (unaudited)*                                                            -

ViTel International Holding Company, Inc. Consolidated Financial
  Statements for the years ended June 30, 1994 and 1995                       41

Comwave Communications AG Revised Consolidated Report and Financial
  Statements in Swiss Francs for the year ended December 31, 1994 and
  the nine-month period ended September 30, 1995                              64

Xpedite Systems Inc. Pro Forma Condensed Combined Financial Statements
  (unaudited)*                                                                 -




- --------
*  Previously filed.

                        SWIFT GLOBAL COMMUNICATIONS, INC.
                                AND SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE YEARS ENDED AUGUST 31, 1995 AND 1994

                        SWIFT GLOBAL COMMUNICATIONS, INC.
                                AND SUBSIDIARIES

                                      INDEX
                  FOR THE YEARS ENDED AUGUST 31, 1995 AND 1994







INDEPENDENT AUDITORS' REPORT


CONSOLIDATED BALANCE SHEETS -
 AUGUST 31, 1995 AND 1994                                             EXHIBIT A


CONSOLIDATED STATEMENTS OF INCOME FOR THE
 YEARS ENDED AUGUST 31, 1995 AND 1994                                 EXHIBIT B


CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE YEARS ENDED AUGUST 31, 1995 AND 1994                         EXHIBIT C


CONSOLIDATED STATEMENTS OF CASH FLOWS FOR
 THE YEARS ENDED AUGUST 31, 1995 AND 1994                             EXHIBIT D


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                            1 TO 13

                          INDEPENDENT AUDITORS' REPORT



To the Shareholders and Board of Directors
Swift Global Communications, Inc.
Glen Head, New York


We have audited the accompanying consolidated balance sheets of Swift Global Communications, Inc., and Subsidiaries as of August 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our previously issued report dated October 25, 1995 we stated that the August 31, 1993 financial statements, audited by other auditors, did not fairly present financial position, results of operations, and cash flows in conformity with generally accepted accounting principles due to the misapplication of accounting principles with regard to product development costs. As stated in Note 11, the Company has corrected this error by restating the August 31, 1993 financial statements, and accordingly, our present opinion of the August 31, 1995 and 1994 financial statements, as presented herein, is different from that expressed in our previous report.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of Swift Global Communications, Inc. and Subsidiaries as of August 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                        /S/ David Berdon & Co. LLP
                                       Certified Public Accountants
New York, New York
October 25, 1995 (except for
Notes 1, 6, 7, 8, 11, 12 and 13,
as to which the date is May 31, 1996)

                                                                       EXHIBIT A
                                                                     Page 1 of 2

               SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                            AUGUST 31, 1995 AND 1994




               ASSETS

                                                           1 9 9 5     1 9 9 4*
                                                         ----------   ----------
CURRENT ASSETS:

  Cash and cash equivalents (Note 1(f) and (g))          $1,155,027   $1,471,058
  Accounts receivable (net of allowance
   for uncollectible accounts of $389,000 in
   1995 and $130,000 in 1994) (Notes 1(f) and 12)         3,235,347    3,195,769
  Loans receivable - related parties (Note 2)               654,018       73,915
  Prepaid expenses and other current assets                  52,177       61,093
  Security deposit                                          350,000         --
                                                         ----------   ----------

          TOTAL CURRENT ASSETS                            5,446,569    4,801,835

PROPERTY AND EQUIPMENT - NET (Notes 1(c),
 3 and 5)                                                 3,350,986    2,944,833

OTHER ASSETS:

  Goodwill (net of accumulated
   amortization of $8,125 in 1995 and $2,125
   in 1994) (Note 1(e))                                     161,875      167,875
  Security deposits                                         184,932      116,772
                                                         ----------   ----------

          TOTAL OTHER ASSETS                                346,807      284,647
                                                         ----------   ----------

                                                         $9,144,362   $8,031,315
                                                         ==========   ==========





*Reclassified to conform to August 31, 1995 presentation

The accompanying notes are an integral part of these consolidated financial statements.

                                                                       EXHIBIT A
                                                                     Page 2 of 2
               SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                            AUGUST 31, 1995 AND 1994



       LIABILITIES AND SHAREHOLDERS' EQUITY

                                                        1 9 9 5        1 9 9 4*
                                                       ----------     ----------
CURRENT LIABILITIES:

  Accounts payable                                     $3,488,059     $2,351,795
  Accrued expenses payable (Note 4)                       960,830        494,334
  Accrued expenses payable - related parties
   (Notes 8(c), 9 and 10)                                 271,525           --
  Current portion of long-term debt (Note 5)                 --          608,676
  Current portion of long-term debt - related
   party (Note 5)                                            --          200,000
  Obligations under capital leases -
   current portion (Note 8)                                 2,582         23,182
  Income taxes payable (Note 7)                           260,711        274,000
  Other current liabilities                               102,949        191,280
  Loan payable - related party (Note 10)                   70,215           --
                                                       ----------     ----------

          TOTAL CURRENT LIABILITIES                     5,156,871      4,143,267

OTHER LIABILITIES:

  Obligations under capital leases (Note 8)                  --            1,352
  Deferred income taxes payable (Note 7)                  396,000        483,717
  Accrued postretirement benefits (Note 8(c))              37,727         22,500
                                                       ----------     ----------

          TOTAL OTHER LIABILITIES                         433,727        507,569
                                                       ----------     ----------

          TOTAL LIABILITIES                             5,590,598      4,650,836
                                                       ----------     ----------

MINORITY INTEREST                                           4,243           --
                                                       ----------     ----------

COMMITMENTS AND CONTINGENCIES (Note 8)

SHAREHOLDERS' EQUITY (Notes 6 and 11):

  Common stock, $.01 par value:
    10,000,000 shares authorized;
     2,112,189 issued and outstanding                      21,122         21,122
    Additional paid-in capital                          2,983,478      2,999,478
    Retained earnings                                     544,921        359,879
                                                       ----------     ----------

          TOTAL SHAREHOLDERS' EQUITY                    3,549,521      3,380,479
                                                       ----------     ----------

                                                       $9,144,362     $8,031,315
                                                       ==========     ==========




*Reclassified to conform to August 31, 1995 presentation

The accompanying notes are an integral part of these consolidated financial statements.

                                                                       EXHIBIT B


               SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE YEARS ENDED AUGUST 31, 1995 AND 1994





                                                      1995              1994
                                                  ------------      ------------

SALES (Notes 12 and 13):
  Fax                                             $ 11,115,666      $  8,845,148
  Telex                                              4,325,465         2,801,364
  Equipment and other                                2,023,844           903,112
                                                  ------------      ------------

                                                    17,464,975        12,549,624

COST OF GOODS SOLD:
  Fax                                                6,968,680         5,015,332
  Telex                                              2,537,010         1,351,499
  Equipment and other                                  976,483           463,573
                                                  ------------      ------------

                                                    10,482,173         6,830,404

GROSS PROFIT                                         6,982,802         5,719,220
                                                  ------------      ------------

EXPENSES (Note 10):
  Selling                                            1,439,175         1,218,876
  General and administrative                         4,364,165         3,792,232
  Provision for doubtful accounts                      858,188            80,242
  Interest                                              34,356           196,236
                                                  ------------      ------------

          TOTAL EXPENSES                             6,695,884         5,287,586
                                                  ------------      ------------

INCOME BEFORE PROVISION FOR INCOME TAX
 AND MINORITY INTEREST                                 286,918           431,634

Provision for income tax (Note 7)                       97,633           247,948
                                                  ------------      ------------

NET INCOME BEFORE MINORITY INTEREST                    189,285           183,686

Minority interest                                       (4,243)             --
                                                  ------------      ------------

NET INCOME                                        $    185,042      $    183,686
                                                  ============      ============



The accompanying notes are an integral part of these consolidated financial statements.

                                                                       EXHIBIT C


               SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (NOTE 6)
                  FOR THE YEARS ENDED AUGUST 31, 1995 AND 1994






                                                    COMMON STOCK
                                                ---------------------
                                                                                                                            TOTAL
                                                 NUMBER                     PAID-IN         RETAINED        TREASURY   SHAREHOLDERS'
                                                OF SHARES      AMOUNT       CAPITAL         EARNINGS         STOCK         EQUITY
                                                ---------      ------       -------         --------         -----         ------

BALANCE - SEPTEMBER 1, 1993                       10,857    $   112,605    $      --      $   294,733    $    (7,545)   $   399,793

Net income for the year                             --             --             --          183,686           --          183,686

Issuance of common stock                             200           --             --             --             --             --

Purchase of common stock                            --             --             --             --         (203,000)      (203,000)

Retirement and recapitalization
 of common stock                                    (267)       (92,005)          --         (118,540)       210,545           --

Common stock dividend                          2,049,192           --             --             --             --             --

Exercise of warrants and waiver
 of purchase rights                               52,207            522           (522)          --             --             --

Capital contribution                                --             --        3,000,000           --             --        3,000,000
                                             -----------    -----------    -----------    -----------    -----------    -----------

BALANCE - AUGUST 31, 1994                      2,112,189         21,122      2,999,478        359,879           --        3,380,479

Repurchase of warrants                              --             --          (16,000)          --             --          (16,000)

Net income for the year                             --             --             --          185,042           --          185,042
                                             -----------    -----------    -----------    -----------    -----------    -----------

BALANCE - AUGUST 31, 1995                      2,112,189    $    21,122    $ 2,983,478    $   544,921    $      --      $ 3,549,521
                                             ===========    ===========    ===========    ===========    ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                                                       EXHIBIT D
                                                                     Page 1 of 2

               SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED AUGUST 31, 1995 AND 1994


                                                         1995          1994*
                                                      -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income                                          $   185,042   $   183,686

  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
    Depreciation and amortization                         680,039       537,986
    Deferred income taxes (benefit)                       (87,717)       99,978
    Bad debts                                             858,188        80,242
    Minority interest                                       4,243          --

  Changes in assets and liabilities:
    Decrease (increase) in:
      Accounts receivable                                (897,766)   (1,452,609)
      Prepaid expenses and other current assets             8,916       315,337
      Security deposits                                  (418,160)      (19,803)

    Increase (decrease) in:
      Accounts and accrued expense payable              1,874,285      (711,141)
      Other current liabilities                           (88,331)      120,311
      Income taxes payable                                (13,289)      147,900
      Accrued postretirement benefits                      15,227        22,500
                                                      -----------   -----------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES     2,120,677      (675,613)
                                                      -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

  (Increase) decrease in loans receivable                (580,103)      456,246
  Expenditures for property and equipment              (1,077,692)     (676,613)
  Increase in goodwill                                     (2,500)     (170,000)
                                                      -----------   -----------

NET CASH (USED IN) INVESTING ACTIVITIES                (1,660,295)     (390,367)
                                                      -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Increase in loan payable - related party                 70,215          --
  Proceeds from long-term debt                               --         610,000
  Repayment of long-term debt                            (808,676)   (1,013,278)
  Payments of capital lease obligations                   (21,952)      (32,150)
  Capital contribution                                       --       3,000,000
  Purchase of common stock                                   --        (203,000)
  Purchase of warrants                                    (16,000)         --
                                                      -----------   -----------

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES      (776,413)    2,361,572
                                                      -----------   -----------

NET (DECREASE) INCREASE IN CASH (Carried forward)        (316,031)    1,295,592


*Reclassified to conform to August 31, 1995 presentation

The accompanying notes are an integral part of these consolidated financial statements.

                                                                       EXHIBIT D
                                                                     Page 2 of 2

               SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED AUGUST 31, 1995 AND 1994





                                                         1995          1994
                                                     -----------    -----------

NET (DECREASE) INCREASE IN CASH (Brought forward)    $  (316,031)   $ 1,295,592

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR         1,471,058        175,466
                                                     -----------    -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR             $ 1,155,027    $ 1,471,058
                                                     ===========    ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid during the year for
    Interest                                         $    42,437    $   178,964
                                                     ===========    ===========

    Income taxes                                     $   198,639    $        70
                                                     ===========    ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
 FINANCING ACTIVITIES:
  Retirement of treasury stock                       $      --      $   210,545
                                                     ===========    ===========




The accompanying notes are an integral part of these consolidated financial statements.

               SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a)  Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of Swift Global Communications, Inc. and two subsidiaries: Swift Global Communications (HK) Limited ("Hong Kong"), a 95%-owned Hong Kong corporation and Swift Global International, Ltd., a wholly-owned corporation. All material intercompany accounts and transactions have been eliminated.

    (b)  Line of Business

         The principal business activity of the Company is to route telex and facsimile messages via their computerized transmission network. The Company operates internationally and has entered into agreements with companies ("nodes") in various countries. In addition, the Company sells communications equipment to the nodes.

    (c)  Property and Equipment

         Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method based on the estimated useful lives of the respective assets (5 to 10 years). Leasehold improvements are being amortized on a straight-line basis over the terms of the respective leases. Maintenance and repairs are charged to expense as incurred.

    (d)  Translation of Foreign Currency

         The Company translates the foreign currency financial statements of Hong Kong in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation". If material, translation adjustments are accumulated and reported in a separate component of shareholders' equity and are excluded from the determination of net income. Gains or loss from foreign currency transactions, which are immaterial, are included in the accompanying statements of income.

    (e)  Goodwill

         Goodwill, relating to the purchase of additional shares of Hong Kong common stock, is being amortized using the straight-line method over a period of twenty years.

    (continued)

              SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    (f)  Concentrations of Credit Risk

         Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. At August 31, 1995, the Company has substantially all its cash on deposit with one financial institution. Concentrations of credit risk with respect to accounts receivable are limited due to a large customer base and its geographic dispersion.

    (g)  Cash and Cash Equivalents

         The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.


NOTE 2 - LOANS RECEIVABLE

         At August 31, 1995 and 1994, loans receivable consist primarily of noninterest-bearing advances to shareholders, employees and related entities which are payable on demand.


NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment at August 31, 1995 and 1994 is summarized as follows:
                                                        1995           1994
                                                        ----           ----

           Computer equipment                       $4,690,328      $3,962,252
           Computer software                         1,411,678       1,322,886
           Computer software-in-progress               316,351         116,246
           Assets under capital leases                 125,982         125,982
           Transportation equipment                    169,353         169,353
           Furniture and fixtures                      188,787         141,451
           Leasehold improvements                      306,749         293,366
                                                    ----------      ----------

                                                     7,209,228       6,131,536
           Less, accumulated depreciation
            and amortization                         3,858,242       3,186,703
                                                    ----------      ----------

                                                    $3,350,986      $2,944,833
                                                    ==========      ==========

               SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - ACCRUED EXPENSES

         Accrued expenses consists of the following:

                                                        1995            1994
                                                        ----            ----

           Cost of service                            $356,944        $213,670
           Consulting and professional fees            297,500         122,835
           Other                                       306,386         157,829
                                                      --------        --------

                                                      $960,830        $494,334
                                                      ========        ========


NOTE 5 - LONG-TERM DEBT

                                                             1995        1994
                                                           --------   --------
         At August 31, 1995 and 1994, respectively, long-term debt consists of the following:

           Note payable, collateralized by certain
            equipment, due in monthly installments
            of $4,000, plus interest at 10%; the
            note was repaid in January 1995                $   -      $391,550

           Note payable - collateralized by certain
            equipment; due in monthly
            installments of $6,944 plus interest at 12%;
            balance prepaid in September 1994                  -        48,578

           8% promissory note - principal and interest
            due March 1, 1995; collateralized by 95,455
            shares of common stock, and guaranteed by
            an officer/shareholder of the Company              -       160,000

           12% promissory notes - payable to certain
            shareholders; balance prepaid in
            September 1994                                     -       200,000

           Sundry - at interest rates from 15.9% to
            24%                                                -         8,548
                                                           --------   --------

                                                           $   -      $808,676
                                                           ========   ========

               SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - SHAREHOLDERS' EQUITY

    (a)  Stock Dividend

         In July 1994, the Board of Directors approved an increase in the number of its authorized shares from 10,000 (no par value) to 10,000,000 ($.01 par value), and declared a stock dividend of approximately 190 shares for each share held.

    (b)  Common Stock Warrants

            (i) On August 26, 1993, 275 warrants, each to purchase one share of common stock, were issued in connection with a loan. At the date of issuance, the exercise price exceeded the fair value of the Company's common stock. The Company deemed the warrants of no value as of the date of issue. On February 24, 1994, an additional 75 warrants were issued. After giving effect to the aforementioned July 1994 stock dividend, 66,818 warrants were outstanding at an exercise price of $1.17 per share. The holder of the warrants had the ability to cause the Company to purchase the warrants at a price based on a formula specified in the warrants.

                 In connection with the stock purchase agreement (see (e) below) 52,207 warrants were exercised at an exercise price of $61,082. The holder received $61,082 in exchange for waiving its right to cause the Company to purchase the remaining outstanding warrants.

                 The remaining 14,611 common stock warrants expire on December 31, 2013. Each warrant is convertible into one share of common stock at a price of $1.17 per share. The warrants are callable on December 30, 2007 and each subsequent December 30, provided that the Company shall call no more than 10% of the warrants outstanding on the prior December 31. The call price shall be the greater of:

                   (1) 8.5 times earnings before interest, taxes and depreciation and amortization.

                   (2)  3.5 times book value per share.

                   (3) The highest price per share paid during the prior 750 days to or by the Company or its two largest shareholders, less the exercise price then in effect multiplied by 11,000 and divided by the aggregate number of shares outstanding on the date of agreement to buy or sell such stock.
         (continued)

               SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - SHAREHOLDERS' EQUITY

    (b)  Common Stock Warrants (continued)

         (ii) On February 28, 1994, additional warrants, each to purchase one share of common stock, were issued in connection with a loan. At the date of issuance, the exercise price exceeded the fair value of the Company's common stock. The Company deemed the warrants of no value as of the date of issue. After giving effect to the July 1994 stock dividend, 100,000 warrants were outstanding. In January 1995, the Company repurchased the warrants for $16,000.

    (c)  Issuance of Common Stock

         In February 1994, the Company issued 200 shares of common stock to a former employee/shareholder due to an erroneous allocation of a stock repurchase in prior years. Upon issuance of such shares, the former employee/shareholder rescinded prior claims made against the Company.

    (d)  Treasury Stock

         In February 1994, the Company repurchased 200 shares of common stock for $203,000. Prior to the aforementioned stock dividend, all of the Company's treasury stock was retired.

    (e)  Stock Purchase Agreement

         On July 22, 1994, a stock purchase agreement was effected, under which the shareholders of the Company sold 75% of their stock. Under the terms of the agreement, the purchaser was required to make a $3 million capital contribution to the Company.


NOTE 7 - INCOME TAXES

         The income tax provision for the years ended August 31, 1995 and 1994 is comprised of the following:

                                            1 9 9 5                1 9 9 4
                                      ------------------     -----------------

           Current:
             Federal                             $134,781             $ 98,800
             State and local                       29,543               34,170

             Foreign                  $21,026                $33,500
             Benefit of net
              operating loss
              carryforward                -        21,026    (18,500)   15,000
                                      -------    --------    -------  --------

                                                  185,350              147,970
                                                 --------             --------
           Deferred:
             Federal                              (72,292)              72,578
             State and local                      (15,425)              27,400
                                                 --------             --------

                                                  (87,717)              99,978
                                                 --------             --------

                                                 $ 97,633             $247,948
                                                 ========             ========
         (continued)

               SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 - INCOME TAXES (Continued)

         The deferred tax liability reflects the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets at August 31, 1995 and 1994 are as follows:

                                                              1995      1994

           Deferred tax liabilities:
             Property and equipment                         $525,000  $508,000
                                                            --------  --------

           Deferred tax assets:
             Allowance for uncollectible accounts            102,000      -
             Other                                            27,000    24,283
                                                            --------  --------

                                                             129,000    24,283

           Less, valuation allowance                            -         -
                                                            --------  --------

                                                             129,000    24,283

           Net deferred tax liability                       $396,000  $483,717
                                                            ========  ========

         Reconciliation of the statutory federal income tax rate to the Company's effective tax rate for the years ended August 31, 1995 and 1994 is as follows:

                                            1 9 9 5               1 9 9 4
                                      -------------------   ------------------

                                      Amount           %      Amount        %

           Tax at U.S. statutory
            rate                      $97,552        34.0   $146,756      34.0

           Change in estimated
            tax rates from an
            average graduated federal
            income tax rate to the
            highest statutory federal
            income tax rate              -            -       45,555      10.5

           State income taxes,
            net of federal income
            tax benefit                 9,318         3.2     40,637       9.4

           Foreign income taxes        21,026         7.3     15,000       3.5

           Reduction of taxes
            provided in prior
            years                     (30,263)      (10.5)      -           -
                                      -------        ----   --------      ----

                                      $97,633        34.0   $247,948      57.4
                                      =======        ====   ========      ====

               SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - COMMITMENTS AND CONTINGENCIES

    (a)  Capital Leases

         The Company leases various computer equipment and automobiles under long-term lease agreements. Future minimum payments under the capital leases with initial terms of one year or more consist of the following at August 31, 1995 and 1994:

                                                            1995         1994
                                                            ----         ----

            Minimum lease payments                         $3,796      $34,164

            Less, amounts denoting interest                 1,214        9,630
                                                           ------      -------

            Present value of minimum lease payments        $2,582      $24,534
                                                           ======      =======

    (b)  Operating Leases

         The Company leases its office facilities under noncancellable operating leases expiring at various dates through 2002.

         Future minimum payments required under these leases are as follows:

            Year Ending August 31,

               1996                                       $  296,000
               1997                                          251,000
               1998                                          256,000
               1999                                          262,000
               2000                                          163,000
               2001 and thereafter                            82,000
                                                          ----------

                                                          $1,310,000
                                                          ==========

         In addition to the above minimum payments, certain of the leases provide for escalation of rentals based upon increases in lessors' operating expenses over a specified base.

         Rent expense (net) aggregated $324,158 and $231,498 for the years ended August 31, 1995 and 1994, respectively.

    (continued)

               SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - COMMITMENTS AND CONTINGENCIES (Continued)

    (c)  Employment Agreements

         The Company has an employment agreement with one of its employees for his lifetime, whereby a $4,000 salary will be paid to the employee monthly for services as defined in the agreement. In addition, this employee receives commissions on sales that he generates. Commissions earned approximated $89,200 and $94,200 for the years ended August 31, 1995 and 1994. Upon the employee's death, the Company is further obligated to pay, for a ten-year period, 50% of the commissions that would have been paid had the employee survived. Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", requires that the expected cost of this benefit be charged to expense during the years of the employee's service so that, at the employee's death, a liability has been established equal to the present value of all future benefits to be paid. The amount charged to expense was $15,200 and $22,500 for the years ended August 31, 1995 and 1994, respectively.

         The Company has entered into an employment agreement with an officer/shareholder that provides for a salary of $250,000 per annum through July 22, 1998. The agreement also provides for an annual bonus to be paid based on certain sales levels. The Company has accrued a bonus of approximately $172,000 for the year ended August 31, 1995.

    (d)  Contingencies

         The Company is a defendant in several lawsuits which have arisen in the ordinary course of business. Management is of the opinion, after consulting with counsel, that these actions are without merit or will not have a material adverse effect on the Company.

         During the fiscal year ended August 31, 1994, the Company settled a legal action with a former vendor for $160,000. The Company had accrued $150,000 with respect to this action at August 31, 1993.


NOTE 9 - RETIREMENT PLAN

         The Company maintains a 401(k) plan covering all eligible employees. Participants are allowed to contribute up to 20% of the salary to the Plan. The Company has the option to match 50% of the employee contribution to the extent that the contribution does not exceed 4% of compensation. The Company's contribution amounted to $19,729 and $2,775 for the years ended August 31, 1995 and 1994, respectively.

               SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - RELATED PARTY TRANSACTIONS

         The Company was charged for accounting services totaling $87,750 for the year ended August 31, 1994 from a partnership, one of whose partners is a minority shareholder. The Company also leased space to the partnership on a monthly basis. For the years ended August 31, 1995 and 1994, respectively, rent received totalled $21,200 and $20,400, respectively.

         The Company leases offices from an affiliated partnership. A total of $43,560 and $35,970 was paid to this partnership during the years ended August 31, 1995 and 1994, respectively.

         For the years ended August 31, 1995 and 1994, respectively, the Company paid $21,532 and $73,243 in consulting fees to an entity related to an officer/shareholder of the Company.

         For the year ended August 31, 1995, the Company earned commissions of $57,256 from an entity related to a shareholder of the Company.

         For the year ended August 31, 1995, the Company incurred a consulting fee of $100,000 from an entity related through common ownership. The consulting fee was unpaid at August 31, 1995, and the related liability is included in accrued expenses payable.

         The loan payable to related party consists of a noninterest-bearing advance from an entity related through common ownership.


NOTE 11 - PRIOR PERIOD ADJUSTMENT

         Effective September 1, 1993, the Company changed its method of accounting for product development costs. Previously, product development costs were incorrectly capitalized and amortized over a two-year period. Such costs are now being expensed as incurred, as required by generally accepted accounting principles. Prior period financial statements have been restated to give effect to the correction of an error, net of income taxes, in the amount of $58,160, as well as to correct an error in the calculation of income taxes with the respect to Hong Kong, in the amount of $163,300.


NOTE 12 - CONCENTRATION OF CREDIT RISK

         The Company's largest customer accounted for approximately 10% of revenues for each of the years ended August 31, 1995 and 1994. Amounts due from this customer were $288,315 and $98,394 at August 31, 1995 and 1994, respectively.

               SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - EXPORT SALES

         Export sales to unaffiliated customers in foreign countries are as follows:


                                                    1995          1994
                                                    ----          ----

             Asia                                $3,483,396    $4,634,966
             Europe                                 816,388     1,086,133
             South America                          701,147       749,165
             North America (other than
              the United States)                    583,458       684,272
                                                 ----------    ----------

                                                 $5,584,389    $7,154,536
                                                 ==========    ==========

         The revenue generated by the Company's foreign operations and the identifiable assets of the Company's foreign operations are not regarded as significant.

                        SWIFT GLOBAL COMMUNICATIONS, INC.
                                 AND SUBSIDIARY

                   REPORT ON CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE YEARS ENDED AUGUST 31, 1993 AND 1992

                        SWIFT GLOBAL COMMUNICATIONS, INC.
                                 AND SUBSIDIARY

                   REPORT ON CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE YEARS ENDED AUGUST 31, 1993 AND 1992









              CONTENTS                                            PAGE
              --------                                            ----

Independent Auditors' Report                                        1

Consolidated Balance Sheet                                          2

Consolidated Statement of Income and Retained Earnings              3

Consolidated Statement of Cash Flows                                4

Notes to Consolidated Financial Statements                        5 - 14

                          INDEPENDENT AUDITORS' REPORT




TO THE BOARD OF DIRECTORS
SWIFT GLOBAL COMMUNICATIONS, INC.
GLEN HEAD, NEW YORK


We have audited the accompanying consolidated balance sheet of SWIFT GLOBAL COMMUNICATIONS, INC. and SUBSIDIARY as of August 31, 1993 and 1992, and the related consolidated statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SWIFT GLOBAL COMMUNICATIONS, INC. and SUBSIDIARY as of August 31, 1993 and 1992 and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Notes 1, 2 and 17 to the consolidated financial statements, the Company changed its method of accounting for income taxes and certain deferred charges (1992) and has restated the August 31, 1992 financial statement to correct errors in the method of accounting for product development costs and in the calculation of taxes with respect to Hong Kong.



                                    /S/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                         Certified Public Accountants

New York, New York
February 18, 1994
April 16, 1996 as to Note 1, Note 2,
Note 5, Note 7, Note 9, Note 16 and
Note 17

                SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                   AUGUST 31,

                                                            1993          1992
                                                         ----------   ----------
      ASSETS
CURRENT ASSETS:
  Cash                                                   $  175,466   $   63,427
  Accounts Receivable (Net of allowance for
    uncollectible accounts at August 31, 1993
    and 1992 of $130,000 and $55,000 respectively)        1,743,160    2,072,756
  Loans Receivable - Stockholders (Note 4)                  475,268      220,576
  Loans Receivable - Other                                  104,584      147,472
   Prepaid Expenses and Other Current Assets                373,133      191,324
                                                         ----------   ----------
    Total Current Assets                                  2,871,611    2,695,555
                                                         ----------   ----------

PROPERTY AND EQUIPMENT - Net (Note 3)                     2,847,581    2,452,744
                                                         ----------   ----------

OTHER ASSETS:
  Loan Receivable                                            30,551         --
  Deferred Charges - Net (Note 5)                              --         22,335
  Deferred Rent                                               2,955       75,094
  Security Deposits                                          97,311       48,864
                                                         ----------   ----------
    Total Other Assets                                      130,817      146,293
                                                         ----------   ----------

    TOTAL ASSETS                                         $5,850,009   $5,294,592
                                                         ==========   ==========

      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts Payable                                       $2,796,602   $2,934,359
  Accrued Expenses Payable                                  760,668      255,611
  Current Installments of Long-Term Debt (Note 6)           306,500      247,469
  Obligations Under Capital Leases -
    Current Portion (Note 8)                                 31,649       49,082
  Other Current Liabilities                                  70,969      242,134
  Income Taxes Payable                                      126,100      126,100
                                                         ----------   ----------
    Total Current Liabilities                             4,092,488    3,854,755
                                                         ----------   ----------

OTHER LIABILITIES:
  Long-Term Debt (Note 6)                                   905,454      727,302
  Obligations Under Capital Leases (Note 8)                  68,535       73,159
  Deferred Income Taxes                                     383,739      325,716
                                                         ----------   ----------
    Total Other Liabilities                               1,357,728    1,126,177
                                                         ----------   ----------

MINORITY INTEREST (Note 10)                                    --           --
COMMITMENTS AND CONTINGENCIES (Note 8)                         --           --
STOCKHOLDERS' EQUITY:
  Common Stock, No Par Value Per Share:
    10,000 Shares Authorized; 10,483 Issued
     and Outstanding (Note 7)                               112,605      112,605
  Retained Earnings, as restated (Note 2 and 17)            294,733      210,100
                                                         ----------   ----------
                                                            407,338      322,705
  Less:  Cost of Treasury Stock - 67 Shares                   7,545        9,045
                                                         ----------   ----------
    Total Stockholders' Equity                              399,793      313,660
                                                         ----------   ----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $5,850,009   $5,294,592
                                                         ==========   ==========

The accompanying notes are an integral part of the consolidated financial statements.

                SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARY
             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
                         FOR THE YEARS ENDED AUGUST 31,




                                                          1993           1992
                                                       -----------   -----------


SALES (Notes 13 and 14)                                $10,694,600   $10,088,291

COST OF GOODS SOLD                                       6,262,702     5,536,282
                                                       -----------   -----------

GROSS PROFIT                                             4,431,898     4,552,009
                                                       -----------   -----------


EXPENSES:
  Selling                                                1,324,993     1,527,389
  General and Administrative                             2,860,380     2,519,225
  Interest, Net                                             98,191       154,466
                                                       -----------   -----------

                                                         4,283,564     4,201,080
                                                       -----------   -----------

INCOME BEFORE PROVISION FOR INCOME TAX                     148,334       350,929
  AND MINORITY INTEREST

PROVISIONS FOR INCOME TAX (Note 9)                          63,701       272,785
                                                       -----------   -----------

NET INCOME BEFORE MINORITY INTEREST                         84,633        78,144

MINORITY INTEREST (Note 10)                                   --            --
                                                       -----------   -----------

NET INCOME                                                  84,633        78,144

RETAINED EARNINGS - Beginning, as restated (Note 2)        210,100       131,956
                                                       -----------   -----------

RETAINED EARNINGS - Ending                             $   294,733   $   210,100
                                                       ===========   ===========







The accompanying notes are an integral part of the consolidated financial statements.

                SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                         FOR THE YEARS ENDED AUGUST 31,

                                                         1993          1992
                                                      -----------   -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                          $    84,633   $    78,144
  Adjustments to Reconcile Net Income to Net
  Net Cash Provided by Operating Activities:
  Depreciation and Amortization                           505,768       609,731
  Deferred Income Taxes                                    58,023       146,716
  Deferred Rent                                            72,139      (119,999)
Changes in Assets and Liabilities:
  Accounts Receivable                                     329,596      (545,047)
  Prepaid Expenses and Other Current Assets              (181,809)     (113,194)
  Other Assets                                            (48,447)      (38,400)
  Accounts and Accrued Expense Payable                    367,300       948,354
  Income Taxes Payable                                       --         126,100
  Other Current Liabilities                              (171,165)      147,725
                                                      -----------   -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES               1,016,038     1,240,130
                                                      -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net Increase in Loans Receivable                       (242,355)     (326,918)
  Expenditures for Property and Equipment                (878,270)     (728,461)
  Expenditures for Deferred Charges                          --        (131,731)
  Reduction in Treasury Stock                               1,500          --
                                                      -----------   -----------
NET CASH USED IN INVESTING ACTIVITIES                  (1,119,125)   (1,187,110)
                                                      -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash Overdraft                                             --         (53,403)
  Proceeds from long-term debt                            510,000       350,000
  Payments of long-term debt                             (272,817)      (85,193)
  Payments of capital lease obligations                   (22,057)     (214,676)
                                                      -----------   -----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       215,126        (3,272)
                                                      -----------   -----------

NET INCREASE IN CASH                                      112,039        49,748

CASH - Beginning                                           63,427        13,679
                                                      -----------   -----------

CASH - Ending                                         $   175,466   $    63,427
                                                      ===========   ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                          $    96,051   $   128,030
    Income taxes                                            5,678           679

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  In 1992 the Company entered into a capital lease in the amount of $250,000 to acquire computer equipment.



The accompanying notes are an integral part of the consolidated financial statements.

                SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 1993




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation - The accompanying consolidated financial statements include the accounts of Swift Global Communications, Inc. (the "Company") and its 80% owned subsidiary, Swift Global Communications (HK) Limited, (the "Subsidiary"), a Hong Kong corporation. All significant intercompany accounts and transactions have been eliminated.

         Line of Business - The principal business activity of the Company and its 80% owned subsidiary is to route telex and facsimile messages via their computerized transmission network. During fiscal year 1991 the Company broadened its operations internationally and entered into agreements with companies in various countries. In addition, the Company is selling communications equipment to several of the above mentioned companies.

         Property and Equipment - Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the various classes of assets. Maintenance and repairs are charged to expense as incurred. The cost and related depreciation reserves of property retired or sold are removed from the applicable accounts and any gain or loss is taken into income.

         Translation of Foreign Currency - The Company translates the foreign currency financial statements of its Hong Kong subsidiary, Swift Global Communications (HK) Limited, in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation". If material, translation adjustments are accumulated and reported in a separate component of stockholders' equity and are excluded from the determination of net income.

         Amounts related to foreign currency transactions are immaterial.

         Income Taxes - In February 1992 the Financial Accounting Standards Board issued Statement (SFAS) 109, "Accounting for Income Taxes". The Company elected to retroactively apply the provisions of this new standard, which requires recognition of deferred tax liabilities and assets for the temporary differences between the financial reporting basis and the tax basis of the company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The adoption of SFAS 109 did not have a material effect on the financial statements.

         Deferred Rent - Other long-term assets include deferred rent which represents the excess of recognized rent expense over scheduled lease payments which will be credited to future operations.

                SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 1993



NOTE 2 - ACCOUNTING CHANGES

         In connection with the potential public offering of shares of equity securities, the Company changed its method of accounting for the amortization of certain deferred charges, exclusive of those in Note 5. Previously, the Company capitalized such costs and amortized them over various periods. The Company now charges these costs to operations as incurred. The Company believes that charging the costs to operations as incurred provides a better matching of revenues and expenses.

         The effect of this change was to increase net income for the year ended August 31, 1992 by $95,000. Retained earnings at August 31, 1991 has been reduced by $916,703.

         Retained Earnings, September 1, 1991               $ 1,048,659

         Prior Period Adjustment                               (916,703)
                                                            -----------

         Retained Earnings, September 1, 1991 as restated   $   131,956
                                                            ===========

NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment at August 31, 1993 and 1992, is summarized as follows:

                                                  1993         1992
                                               ----------   ----------
          Computer Equipment                   $3,240,706   $2,597,467
          Computer Software                     1,087,577      948,338
          Assets Under Capital Leases             687,489      636,289
          Transportation Equipment                 87,173      122,676
          Furniture and Fixtures                  102,113       88,515
          Leasehold Improvements                  293,366      230,419
                                               ----------   ----------
                                                5,498,424    4,623,704

          Less: Accumulated Depreciation and
                  Amortization                  2,650,843    2,170,960
                                               ----------   ----------
                                               $2,847,581   $2,452,744
                                               ==========   ==========

         Depreciation and amortization charged to operations for the years ended August 31, 1993 and 1992 amounted to $483,433 and $432,403, respectively.

NOTE 4 - LOANS RECEIVABLE STOCKHOLDER

         Included in loans receivable stockholder is $441,000 due from the chief executive officer. Pursuant to a certain loan agreement (see note 6) this amount will be repaid to the Company no later than February 28, 1994.

                SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 1993


NOTE 5 - DEFERRED CHARGES

         Deferred charges at August 31, 1993 and 1992 are summarized as follows:

                                              1993       1992
                                            --------   --------
          Product Development Costs         $   --     $210,521
          Organization Costs                    --        4,052
                                            --------   --------
                                                --      214,573
          Less:  Accumulated Amortization       --      192,238
                                            --------   --------
                                            $   --     $ 22,335
                                            ========   ========

         Amortization charged to operations for the years ended August 31, 1993 and 1992 amounted to $22,335 and $168,488, respectively.

NOTE 6 - LONG-TERM DEBT

         Long-term debt consists of the following at August 31, 1993 and 1992:

                                                               1993      1992
                                                               ----      ----
         10% note payable, due in monthly installments
         of $2,000 plus interest through August 1993,
         $3,000 plus interest through August 1994,
         $4,000 plus interest through August 1995,
         the balance of $343,550 then becomes due -
         collateralized by the equipment and accounts
         of an acquired company.                             $427,550  $451,550

         Note Payable - Lessor, due in monthly
         installments of $6,944 plus interest at 12%
         through October 1994, collateralized by
         certain equipment.                                    97,232   180,560

         Term loans payable - bank, due in installments
         of $5,000, plus interest at 1% above the bank's
         prime rate, collateralized by inventory and
         accounts receivable.                                  51,000   130,000

         Loan Payable - American Centurion Advance.
         Interest currently payable at 15.9%                    9,890        -

         14% promissory note payable to stockholder,
         paid in monthly installments of interest only,
         due December 20, 1993.  Note was not paid on
         December 20, 1993 and the Company is negotiating
         new terms.                                           100,000   100,000

         10% promissory note and interest payable to
         stockholder, principal and interest due and
         payable on August 31, 1996.                               -     80,520

                SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 1993

NOTE 6 - LONG-TERM DEBT (cont'd)
                                                            1993         1992
                                                         ----------   ----------
         Promissory note - interest payable, at prime,
         in quarterly installments beginning December 31,
         1993. Principal due in quarterly installments
         of $50,000 beginning September 30, 1994.
         Certain restrictions and ratios need to be
         maintained. At August 31, 1993, the Company
         was in default of certain covenants - the
         lender granted a waiver to the Company          $  500,000   $     --

         Note Payable - Hong Kong, demand note at 24%        26,282       32,141
                                                         ----------   ----------
                                                          1,211,954      974,771
         Less: Current Portion                              306,500      247,469
                                                         ----------   ----------
                                                         $  905,454   $  727,302
                                                         ==========   ==========

         Principal payments due on long-term debt outstanding at August 31, 1993 are as follows:

         Fiscal Year
         -----------
           1994                                            $  306,500
           1995                                               261,904
           1996                                               543,550
           1997                                               100,000
                                                           ----------
                                                           $1,211,954
                                                           ==========

NOTE 7 - COMMON STOCK

   (a)   Stock Dividend

         In July 1994, the Board of Directors approved an increase in the number of its authorized shares from 10,000 (no par value) to 10,000,000 ($.01 par value), and declared a stock dividend of approximately 190 shares for each share held.

   (b) On August 26, 1993, 275 warrants, each to purchase one share of common stock, were issued in connection with a loan. On February 24, 1994, an additional 75 warrants were issued. After giving effect to the aforementioned July 1994 stock dividend, 66,818 warrants were outstanding at an exercise price of $1.17 per share. The warrants expire on August 31, 2013. During 1998 and each subsequent calendar year (but not on August 30 or 31, 2000 or on August 30 or 31 of any subsequent year) the holder of said warrants has the right to cause the Company to purchase the then outstanding and unexercised warrants (subject to certain limitations as defined in the agreement) at a price based on a formula specified in the warrants.

         Additionally, the warrants are callable on August 30, 2000 and on each subsequent August 30 subject to certain limitations, as defined in the agreement. The price per warrant share to be paid by the Company pursuant to the call shall equal nine times the average annual consolidated net income of the Company and its subsidiaries, as defined, of the two consecutive fiscal years preceding the call, divided by 11,037.

         At August 31, 1993, the Company's common stock is oversubscribed. It is the Company's intention to issue additional shares of common stock through its prospective public offering.

                SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 1993


NOTE 8   - COMMITMENTS AND CONTINGENCIES

       a. Capital Leases - The Company leases various computer equipment and automobiles under long-term lease agreements. Future minimum payments, net of interest under the capital leases with initial or remaining terms of one year or more, by year and in the aggregate, consists of the following at August 31, 1993:

           Year Ending August 31,
           1994                                            $ 31,649
           1995                                              30,682
           1996                                              37,853
                                                           --------
                                                           $100,184
                                                           ========


           Operating Leases - The Company leases its office facilities under noncancellable operating leases expiring in various years through 2000.

           Future minimum payments required under these leases as of August 31, 1993, by year and in the aggregate, are as follows:

           Year Ending August 31,
           1994                                            $  212,723
           1995                                               179,566
           1996                                               172,294
           1997                                               145,221
           1998 and thereafter                                344,052
                                                           ----------
                                                           $1,053,856
                                                           ==========

         In addition to the above minimum payments, certain of the leases provide for escalation of rentals based upon increases in lessors' operating expenses over a specified base.

         Rent expense (net) aggregated $254,577 and $281,087 for the years ended August 31, 1993 and 1992, respectively.

   b. Employment Agreement - The Company has an employment agreement with one of its minority shareholders (purportedly for his lifetime) whereby a $4,000 salary will be paid to the shareholder monthly for services as defined in the agreement. In addition, this shareholder receives commissions on sales that he generates. Commissions earned approximated $21,000 and $32,000 in August 1993 and 1992, respectively. Upon the shareholders death, the Company is further obligated to pay, for a ten year period, the commissions that would have been paid had the shareholder survived, discounted by 50%. The agreement provides for health and certain transportation benefits also until the shareholders death. Finally, the Company cannot sell all or substantially all of its assets or merge into another corporation unless the buyer or new corporation agrees to be bound by the terms and conditions of the agreement.

                SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 1993


NOTE 8 - COMMITMENTS AND CONTINGENCIES (cont'd)

     c. Litigation - The Company is a defendant in pending litigation in the Superior Court of New Jersey for an alleged breach of contract. The plaintiffs have filed a multi-count complaint for $350,000 alleging breach of contract, interference with prospective economic advantage and claims for unjust enrichment. The Company denies all allegations and has filed a counterclaim alleging damages in excess of $9,000,000.

         The Company's counsel has represented that the likelihood of success in this matter has yet to be determined. If this matter is tried, a possible resolution might include verdicts in favor of each party which might result in an off-set of claims. Management has indicated that this matter can be settled in favor of the plaintiffs, for an amount including legal fees, not to exceed $150,000. This amount, in fact, represents the amount due to the plaintiff as a trade payable. Accordingly, such amount has been accrued at August 31, 1993.

     d. Unasserted Claims - The Company is subject to various claims covering certain matters that arise in the ordinary course of business activities. These matters are subject to uncertainties, and some of these matters may be resolved unfavorably to the Company. The Company has established accruals of $120,000 for matters that are probable and reasonably estimatable.

     e. Employee Stock Bonus - The Company has an agreement with one employee whereby the employee will be awarded 1% of the Company's common stock for every $250,000 of monthly billing that the employee generates. The maximum percentage of common stock that can be awarded is 5%. At August 31, 1993, the employee had not generated monthly billing of $250,000. In the fourth calendar quarter of 1993, the employee reached the aforementioned billing level. The Company did not award the employee any stock and is presently restructuring this agreement.

NOTE 9 - INCOME TAXES

         The provision for income taxes for the years ended August 31, 1993 and 1992 consists of the following components:

                                                       1993            1992
                                                    -----------    -----------
           Current
             Federal                                $        -     $    99,100
             State                                           -          27,000
                                                    -----------    -----------
                                                             -         126,100
                                                    -----------    -----------

           Deferred
             Federal                                     53,661        130,400
             State                                       10,040         16,285
                                                    -----------    -----------
                                                         63,701        146,685
                                                    -----------    -----------

               Total                                $    63,701    $   272,785
                                                    ===========    ===========

                SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 1993

NOTE 9 - INCOME TAXES (cont'd)

         The deferred tax liability reflects the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets at August 31, 1993 and 1992 are as follows:

                                                          1993           1992
                                                       ---------      ---------
           Deferred Tax Liabilities:
             Property and Equipment                    $ 383,739      $ 325,716
                                                       =========      =========

         Reconciliation of the statutory federal income tax rate to the Company's effective tax rate for the years ended August 31, 1993 and 1992 is as follows:

                                                 1993                 1992
                                           ----------------    ----------------
                                            Amount      %       Amount      %

           Tax at U.S. Statutory Rate      $ 50,433    34.0    $119,316    34.0

           State Income Taxes, net of
            Federal Income Tax Benefit        6,626     4.4      28,568     8.1

           Foreign Losses for which no
            tax benefit is available             -      -       124,901    35.6

           Other                              6,642     4.5          -      -
                                           --------   -----    --------   -----

                                           $ 63,701    42.9    $272,785    77.7
                                           ========   =====    ========   =====
NOTE 10 -  MINORITY INTEREST

           Minority interest represents the 20% share of the common equity and net loss of Swift Global Communications (HK) Limited owned personally by the majority owner of the Company (15%) and an unrelated third party (5%). At August 31, 1993 and 1992, cumulative losses applicable to the minority interest in this subsidiary exceeded the minority interest in the equity capital of the subsidiary by $80,748 and $87,631, respectively. Such excess losses have been allocated entirely to the Company. Any future earnings of the subsidiary will be allocated entirely to the Company until the cumulative loss disclosed above is fully absorbed. In the year August 31, 1993, 20% of the subsidiary income, or $6,883, has been absorbed by the Company.

NOTE 11 -  RELATED PARTY TRANSACTIONS

           The Company received accounting services totaling $62,134 and $55,840 in 1993 and 1992 respectively from a partnership, one of whose partners is the Company's Treasurer and minority stockholder. As of August 31, 1993, the accounts payable reflect a balance due of $3,800. The Company also leases space to the partnership on a monthly basis. At August 31, 1993, rent received totalled $20,400.

           The Company leases its main offices from an affiliated partnership. A total of $36,816 and $74,655 was paid to this partnership during the years 1993 and 1992, respectively, and is reflected in rent expense.

                     SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARY
                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                      AUGUST 31, 1993


NOTE 12 -  RETIREMENT BENEFITS

           The Company maintains a 401(K) plan covering substantially all employees who meet eligibility requirements. The Company has the option to match 50% of the aggregate employee contribution to the extent that the aggregate contribution does not exceed 4% of compensation.

           The 401(K) expense amounted to $2,395 and $10,423 for the years ended August 31, 1993 and 1992.

NOTE 13 -  INFORMATION REGARDING MAJOR CUSTOMERS

           A significant portion of the Company's net sales has been derived from two customers for the years ended August 31, 1993 and 1992. These two customers accounted for approximately 10% each of the current fiscal year's net sales. Amounts included in accounts receivable for these customers at August 31, 1993 and 1992 approximated $63,800 and $589,800.

NOTE 14 -  SALES BY PRODUCT

           Sales by product for the years ended August 31, 1993 and 1992 are as follows:

                                 1993       %      1992        %
                                 ----      ---     ----       ---
           Telex             $ 4,581,395    43  $ 5,989,160    59
           Fax                 4,564,559    42    2,855,372    28
           Other               1,566,572    15    1,243,759    13
                             -----------   ---  -----------   ---
                             $10,712,526   100% $10,088,291   100%
                             ===========   ===  ===========   ===

NOTE 15 -  SUBSEQUENT EVENTS

     a. In January 1994, the Company received $50,000 pursuant to a promissory note payable on November 30, 1994, with interest payable monthly at 12% commencing January 31, 1994. The Company is also presently negotiating with this lender for an additional $225,000 with terms including the issuance of additional stock warrants. The Company anticipates closing this arrangement in February 1994.

     b. On February 9, 1994, the Company issued an additional 200 shares of common stock to a former employee due to an erroneous stock allocation in prior years. The former employee has rescinded prior claims made against the Company based upon the February 9, 1994 agreement.

                      SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARY
                         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       AUGUST 31, 1993



NOTE 16 -  FOREIGN OPERATIONS

           Information about the Company's Foreign Operations and the reconciliation to the consolidated financial statements for the years ended August 31, 1993 and 1992 is as follows:

                                       Swift Global   Swift Global    Adjustments
                                      Communications Communications       and
                                        (HK)  Ltd.        Inc.       Eliminations    Consolidated
                                       -----------    -----------    -------------    -----------
          Year Ended August 31, 1993
            Sales to Unaffiliated
             Customers                 $ 1,077,365    $ 9,617,235    $        --      $10,694,600

            Inter-Company Sales                           210,031         (210,031)          --
                                       -----------    -----------    -------------    -----------

              Total Revenue            $ 1,077,365    $ 9,827,266    $    (210,031)   $10,694,600
                                       ===========    ===========    =============    ===========

            Income Before Taxes and
             Minority Interest         $    53,341    $    94,993    $        --      $   148,334
                                       ===========    ===========    =============    ===========

            Identifiable Assets at
             August 31, 1993           $   392,554    $ 5,598,937    $    (141,482)   $ 5,850,009
                                       ===========    ===========    =============    ===========



          Year Ended August 31, 1992
            Sales to Unaffiliated
             Customers                 $   534,915    $ 9,553,376    $        --      $10,088,291

            Inter-Company Sales            160,683        257,190         (417,873)          --
                                       -----------    -----------    -------------    -----------

              Total Revenue            $   695,598    $ 9,810,566    $    (417,873)   $10,088,291
                                       ===========    ===========    =============    ===========

            Income Before Taxes and
             Minority Interest         $  (196,221)   $   547,150    $                $   350,929
                                       ===========    ===========    =============    ===========

            Identifiable Assets at
             August 31, 1992           $   695,339    $ 5,602,786    $  (1,003,533)   $ 5,294,592
                                       ===========    ===========    =============    ===========


           The Company's foreign operations are conducted primarily in the Southeast Asia geographic area.

                SWIFT GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 AUGUST 31, 1993



NOTE 17 -  RESTATEMENT OF FINANCIAL STATEMENTS

           The Company has restated the August 31, 1992 financial statements to correct errors in the method of accounting for product development costs and in the calculation of income taxes with respect to Hong Kong. The affect on the amounts originally reported for 1993 and 1992 is as follows:
                                                      Increase        Increase
                                                      (Decrease)     (Decrease)
                                                      ---------      ---------
                                                         1993           1992
                                                      ---------      ---------
           Balance Sheet:
             Deferred Charges                         $ (96,160)     $ (96,160)
             Accrued Expenses Payable                    39,900         39,900
             Income Taxes Payable                       126,100        126,100
             Deferred Income Taxes                      (40,700)       (40,700)
             Retained Earnings                         (221,460)      (221,460)


           Statement of Income:
             General and Administrative                      -         126,060
             Interest - Net                                  -          10,700
             Provision for Income Taxes                      -          84,700


           Statement of Cash Flows:
             Net Income                                      -        (221,460)
             Depreciation and Amortization              (84,303)        96,160
             Deferred Income Taxes                           -         (40,700)
             Accounts and Accrued Expenses Payable           -          39,900
             Income Taxes Payable                            -         126,100
             Expenditures for Deferred Charges           84,303             -

                                                 ViTel International
                                               Holding Company, Inc.




                                             Consolidated Financial Statements

                                     ViTel International Holding Company, Inc.

                                                                      Contents



Independent Auditors' Report                             3

Consolidated Financial Statements
    Balance sheets                                   4 - 5
    Statements of operations                             6
    Statements of changes in stockholders' equity        7
    Statements of cash flows                         8 - 9
    Summary of accounting policies                 10 - 12
    Notes to consolidated financial statements     13 - 24

Independent Auditors' Report



To the Board of Directors
ViTel International Holding Company, Inc.
Mill Valley, California

We have audited the accompanying consolidated balance sheets of ViTel International Holding Company, Inc. and Subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ViTel International Holding Company, Inc. and Subsidiaries at June 30, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1995, in conformity with generally accepted accounting principles.

                                                            /s/ BDO Seidman, LLP



November 3, 1995

                                     ViTel International Holding Company, Inc.

                                                   Consolidated Balance Sheets
                                                                (In Thousands)


June 30,                                                      1995       1994
- ------------------------------------------------------------------------------

Assets

Current
  Cash and cash equivalents                                $ 4,216     $2,454
  Accounts receivable, net of allowance for
   doubtful accounts of $98 and $95 (Note 4)                 4,380      3,471
  Income tax receivable (Note 3)                               301          -
  Deferred income tax assets, net (Note 3)                     233          -
  Other current assets                                       1,024        691
- ------------------------------------------------------------------------------

Total current assets                                        10,154      6,616

Property and equipment, net (Notes 1 and 2)                  6,327      5,822

Intangible assets, net                                         938      1,088

Covenant not to compete, net (Note 7)                          764          -

Deferred income tax assets, net (Note 3)                       802        359

Other assets                                                   861        818
- ------------------------------------------------------------------------------

                                                           $19,846     $14,703
==============================================================================

                                     ViTel International Holding Company, Inc.

                                                   Consolidated Balance Sheets
                                                                (In Thousands)


June 30,                                                      1995       1994
- ------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Current
  Accounts payable and accruals (Note 4)                   $ 5,868     $4,751
  Current maturities of long-term debt and capital lease
   obligations (Note 2)                                      1,067        878
  Income taxes payable (Note 3)                                221        186
  Current portion of other long-term liabilities (Note 7)      489          -
- ------------------------------------------------------------------------------

Total current liabilities                                    7,645      5,815

Long-term debt and capital lease obligations, net of
  current maturities (Note 2)                                1,159        161
Deferred income tax liabilities (Note 3)                       962      1,170
Other long-term liabilities (Note 7)                           730          -
- ------------------------------------------------------------------------------

Total liabilities                                           10,496      7,146
- ------------------------------------------------------------------------------


Commitments and subsequent event (Notes 4, 5, 7 and 8)

Stockholders' equity
  Common stock (Notes 4 and 7), $.01 par - shares authorized,
   4,000,000; outstanding, 1,358,766 and 1,108,966 at June 30,
   1995 and 1994                                                14         11
  Additional paid-in capital (Note 4)                        5,276      2,528
  Retained earnings                                          3,390      4,731
  Cumulative translation adjustment                            670        287
- ------------------------------------------------------------------------------

Total stockholders' equity                                   9,350      7,557
- ------------------------------------------------------------------------------

                                                           $19,846     $14,703
==============================================================================



See accompanying summary of accounting policies and notes to consolidated financial statements.

                                     ViTel International Holding Company, Inc.

                                         Consolidated Statements of Operations
                                                                (In Thousands)


Year ended June 30,                                    1995     1994     1993
- ------------------------------------------------------------------------------

Data transmission revenues                           $28,935  $25,381  $25,802
Costs of data transmission                            17,970   15,117   15,637
- ------------------------------------------------------------------------------

Gross profit from data transmission                   10,965   10,264   10,165

Selling, general and administrative expenses (Note 4) 10,531    8,937    8,794

Stock acquisition expenses (Notes 4 and 7)             2,764       -        -
- ------------------------------------------------------------------------------

Operating (loss) profit                               (2,330)   1,327    1,371
- ------------------------------------------------------------------------------

Other income (expense)
  Interest expense                                       (66)    (110)    (130)
  Foreign currency gains                                 160       64      102
  Other, net                                              38      238      118
- ------------------------------------------------------------------------------

                                                         132      192       90
- ------------------------------------------------------------------------------

(Loss) income before income taxes                     (2,198)   1,519    1,461

Income tax benefit (expense) (Note 3)                    857     (562)    (510)
- ------------------------------------------------------------------------------

Net (loss) income                                    $(1,341)  $  957   $  951
- ------------------------------------------------------------------------------



See accompanying summary of accounting policies and notes to consolidated financial statements.

                                     ViTel International Holding Company, Inc.

                    Consolidated Statements of Changes in Stockholders' Equity
                                                                (In Thousands)



                                    Common Stock    Additional                           Cumulative
                                   ---------------   Paid-in    Retained   Subscription Translation
                                   Shares  Amount    Capital    Earnings    Receivable   Adjustment   Total
- ------------------------------------------------------------------------------------------------------------

Balance, June 30, 1992              1,268    $13      $3,551     $2,823        $(439)        $341    $6,289

Foreign currency translation adjustment -      -           -          -            -         (162)     (162)
Net income                              -      -           -        951            -            -       951
- ------------------------------------------------------------------------------------------------------------


Balance, June 30, 1993              1,268    $13      $3,551     $3,774        $(439)        $179    $7,078

Termination of stock subscription
  (Note 4)                            (22)     -        (439)         -          439            -         -
Repurchase of common stock (Note 4)  (137)    (2)       (584)         -            -            -      (586)
Foreign currency translation
  adjustment                            -      -           -          -            -          108       108
Net income                              -      -           -        957            -            -       957
- ------------------------------------------------------------------------------------------------------------


Balance, June 30, 1994              1,109     11       2,528      4,731            -          287     7,557

Stock compensation for stock
  options granted (Note 4)              -      -       1,909          -            -            -     1,909
Exercise of employees' stock options
  (Note 4)                            250      3         839          -            -            -       842
Foreign currency translation
  adjustment                            -      -           -          -            -          383       383
Net loss                                -      -           -     (1,341)           -            -    (1,341)
- ------------------------------------------------------------------------------------------------------------


Balance, June 30, 1995              1,359    $14      $5,276     $3,390        $   -         $670    $9,350
- ------------------------------------------------------------------------------------------------------------



See accompanying summary of accounting policies and notes to consolidated financial statements.

                                     ViTel International Holding Company, Inc.

                                         Consolidated Statements of Cash Flows
                                                                (In Thousands)


Year ended June 30,                                     1995     1994    1993
- ------------------------------------------------------------------------------


Cash flows from operating activities
  Net (loss) income                                  $(1,341)  $  957   $ 951
- ------------------------------------------------------------------------------


  Adjustments to reconcile net (loss) income to net
    cash provided by operating activities:
    Depreciation and amortization                      1,926    1,629   1,675
    Loss on sale of capital assets, net                   65       34     106
    Stock acquisition expenses                         2,464        -       -
    Increase (decrease) in cash from changes in:
     Accounts receivable, net                           (648)    (181)   (351)
     Other current assets                               (287)     (85)     19
     Other assets                                          -      (42)     10
     Accounts payable and accruals                     1,035      530     777
     Income taxes payable                               (291)     (31)    (77)
     Deferred income taxes                              (917)      21     310
- ------------------------------------------------------------------------------


Total adjustments                                      3,347    1,875   2,469
- ------------------------------------------------------------------------------


Net cash provided by operating activities              2,006    2,832   3,420
- ------------------------------------------------------------------------------


Cash flows from investing activities
  Capital expenditures                                (2,131)  (2,520) (1,900)
  Proceeds from sale of capital assets                     5       14       2
- ------------------------------------------------------------------------------


Net cash used in investing activities                 (2,126)  (2,506) (1,898)
- ------------------------------------------------------------------------------

                                     ViTel International Holding Company, Inc.

                                         Consolidated Statements of Cash Flows
                                                                (In Thousands)


Year ended June 30,                                     1995     1994    1993
- ------------------------------------------------------------------------------

Cash flows from financing activities
  Proceeds from long-term debt                        $2,104   $1,273  $1,188
  Principal payments on long-term debt and
   capital lease obligations                          (1,077)  (1,683) (1,236)
  Repurchase of common stock (Note 4)                      -     (586)      -
  Exercise of employees' stock options (Note 4)          842        -       -
- ------------------------------------------------------------------------------

Net cash provided by (used in) financing activities    1,869     (996)    (48)
- ------------------------------------------------------------------------------

Effect of exchange rate changes on cash                   13      (30)   (434)
- ------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents   1,762     (700)  1,040

Cash and cash equivalents, beginning of year           2,454    3,154   2,114
- ------------------------------------------------------------------------------

Cash and cash equivalents, end of year                $4,216   $2,454  $3,154
- ------------------------------------------------------------------------------

Supplemental disclosures of cash flow information

During the year ended June 30, 1995, the Company was assigned a covenant not to compete and the related liability valued at $900,000 (Note 7).

Cash paid for:

- ------------------------------------------------------------------------------


Interest                                              $  122   $  143   $ 148
Income taxes                                          $  350   $  592   $ 250
- ------------------------------------------------------------------------------



See accompanying summary of accounting policies and notes to consolidated financial statements.

                                     ViTel International Holding Company, Inc.

                                                Summary of Accounting Policies


Business

ViTel International Holding Company, Inc. (the Company) is engaged in the business of electronic message and data transmission including electronic mail, facsimile, and telex. The Company conducts its operations in the United States and through a network of subsidiary companies located in countries throughout the world including Japan, Hong Kong, Australia and the United Kingdom. In addition, the Company maintains a research and development facility in Boulder, Colorado (Note 8), dedicated to the development and enhancement of its communications technology.

Principles of
Consolidation

The consolidated financial statements include the accounts of the Company and all subsidiary companies throughout the world. All subsidiaries are 100 percent owned. All material intercompany accounts and transactions are eliminated. The Company employs accounting policies for consolidated reporting purposes that are in conformity with generally accepted accounting principles in the United States.

Cash and Cash
Equivalents

Cash equivalents are principally comprised of cash invested in certificates of deposit and temporary money market instruments, stated at cost plus accrued interest, with original maturities of three months or less.

Property and
Equipment

Property and equipment are stated at cost. Major additions and betterments are capitalized; repairs and maintenance are charged to operations as incurred. Depreciation is provided using straight-line and declining balance methods, principally over the following useful lives:

- ----------------------------------------------------------
Buildings                     25 years
Communications equipment      4-5 years
- ----------------------------------------------------------

Amortization of leasehold improvements and assets under capital lease obligations is provided using the straight-line method over the life of the asset or the lease term.

Intangible
Assets

Intangible assets include goodwill and purchased customer lists which are amortized using the straight-line method over periods from ten to twenty years. Amortization of intangible assets charged to operations in 1995 and 1994 totaled $228,000 and $231,000.

                                     ViTel International Holding Company, Inc.

                                                Summary of Accounting Policies




Covenant Not
To Compete

Covenant not to compete is amortized using the straight-line method over a period of three years, the terms of the agreement. Amortization expense charged to operations in 1995 totaled $136,000 (Note 7).

Foreign Currency
Translation

The Company and each of its subsidiaries use their local currency as their functional currency. Gains and losses from foreign currency transactions are included in the determination of net income. Cumulative translation adjustments, which result from the process of translating the consolidated financial statements from the functional currencies of each subsidiary into the reporting currency, are included as a component of stockholders' equity.

Revenue
Recognition

Revenue from data transmission is recognized when the data is delivered to customer specified destinations.

Software
Research and
Development
Costs

The Company incurred research and development costs totaling $395,000, $304,000 and $487,000 for the years ended June 30, 1995, 1994 and 1993 which are included in general and administrative expenses.

The Company capitalizes internal software development costs in accordance with Statement of Financial Accounting Standards No. 86. Capitalization of these costs begins when a product's technological feasibility has been established and ends when the product is available for general release to customers. Amounts capitalized in the years ending June 30, 1995, 1994 and 1993 totaled $679,000, $674,000 and $609,000. Amortization is computed over a five year estimated economic life of the products.

Income Taxes

Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

Financial
Instruments

The Company uses foreign exchange contracts to hedge the effects of exchange rate changes associated with the future transfer of funds from one subsidiary to another to settle existing liabilities. Gains and losses on contracts that effectively hedge foreign currency transactions are deferred and included in income as the transfer of funds occurs.
See Note 7.

                                     ViTel International Holding Company, Inc.

                                    Notes to Consolidated Financial Statements




1.  Property and
    Equipment

Property and equipment consisted of the following (in thousands):

June 30,                                                     1995          1994
- --------------------------------------------------------------------------------

Communications equipment                                   $10,781       $11,706
Computer software                                            4,724         4,043
Equipment under capital leases                               1,262           847
Land, building and leasehold improvements                      833           747
- --------------------------------------------------------------------------------

                                                            17,600        17,343
Less accumulated depreciation
    and amortization                                        11,273        11,521
- --------------------------------------------------------------------------------

                                                           $ 6,327       $ 5,822
- --------------------------------------------------------------------------------

Accumulated depreciation relating to equipment under capital leases totaled $558,000 and $475,000 at June 30, 1995 and 1994. Accumulated amortization relating to the computer software totaled $3,125,000 and $2,514,000 at June 30, 1995 and 1994.

Depreciation expense of $202,000, $92,000 and $64,000 on equipment under capital leases was recorded for the years ended June 30, 1995, 1994 and 1993.

Amortization expense of $611,000, $547,000 and $609,000 on computer software was recorded for the years ended June 30, 1995, 1994 and 1993.

                                     ViTel International Holding Company, Inc.

                                    Notes to Consolidated Financial Statements




2.  Long-term
    Debt and
    Capital Lease
    Obligations

Long-term debt and capital lease obligations consisted of the following (in thousands):

June 30,                                                        1995       1994
- --------------------------------------------------------------------------------
Notes payable to U.K. bank, interest at
    9.5%, principal and interest payable
    monthly through September 1997,
    secured by mortgages on real property                      $   36     $   50

Notes payable to Japanese banks, interest
    at 2.8% to 3.6%, principal and
    interest payable monthly through March 1998,
    unsecured                                                   1,176        339

Notes payable to the Company's former
    majority stockholder, interest at 12%,
    principal and interest payable monthly
    through February 1996, unsecured                              170        360

Obligations under capital leases, secured
    by communications equipment (Note 5)                          844        290
- --------------------------------------------------------------------------------

                                                                2,226      1,039
Less current portion                                            1,067        878
- --------------------------------------------------------------------------------

                                                               $1,159     $  161
- --------------------------------------------------------------------------------

Interest expense on the note payable to the Company's former majority stockholder totaled $40,000, $67,000 and $81,000 for the years ended June 30, 1995, 1994 and 1993.




At June 30, 1995, minimum principal payments required on long-term debt and capital lease obligations are as follows (in thousands):

                                     ViTel International Holding Company, Inc.

                                    Notes to Consolidated Financial Statements




Year ending June 30,   Amount
- ---------------------------------------------

  1996                                 $1,067
  1997                                    591
  1998                                    386
  1999                                    118
  2000                                     64
- ---------------------------------------------

                                       $2,226
- ---------------------------------------------


3.  Income
    Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Income tax benefit (expense) is comprised of the following:

                       1995     1994     1993
- ----------------------------------------------

Current:
    U.S. Federal      $ 160    $(168)   $ (10)
    State and local    --        (47)      (7)
    Foreign            (226)    (378)    (189)
- ----------------------------------------------

                        (66)    (593)    (206)
- ----------------------------------------------

Deferred:
    U.S. Federal        874      (24)    (171)
    State and local     154       (4)     (30)
    Foreign            (105)      59     (103)
- ----------------------------------------------

                        923       31     (304)
- ----------------------------------------------

                      $ 857    $(562)   $(510)
- ----------------------------------------------

                                     ViTel International Holding Company, Inc.

                                    Notes to Consolidated Financial Statements




The domestic and foreign components of earnings (loss) before income taxes are as follows:

Year ended June 30,      1995             1994            1993
- ---------------------------------------------------------------

Domestic               $(2,683)         $   799         $   359
Foreign                    485              720           1,102
- ---------------------------------------------------------------

                       $(2,198)         $ 1,519         $ 1,461
- ---------------------------------------------------------------

The difference between taxes at the U.S. Federal statutory income tax rate and the actual current year's taxes on income is as follows (in thousands):

                                            1995        1994        1993
- -------------------------------------------------------------------------

Tax benefits (expenses) computed
    at U.S. Federal statutory rate         $ 747       $(516)      $(497)
Income taxes on foreign operations
    (more) less than taxes at the
    U.S. Federal statutory rate              (61)          5          68
State tax benefits (expenses),
    net of Federal income tax benefit         92         (32)        (25)
Other                                         79         (19)        (56)
- -------------------------------------------------------------------------

                                           $ 857       $(562)      $(510)
- -------------------------------------------------------------------------

                                     ViTel International Holding Company, Inc.

                                    Notes to Consolidated Financial Statements




Significant components of the Company's long-term deferred income tax assets and liabilities, primarily relating to U.S. taxes, at June 30, 1995, 1994 and 1993 are as follows (in thousands):

                                         1995       1994       1993
- ---------------------------------------------------------------------

Depreciation                           $    55    $    46    $    48
Compensated absences                       144         82         77
State taxes                               --           18         12
Bad debt reserve                            27         36         28
Loss carryforward                          653         85       --
Tax credits                                415        105        150
Other                                       50          4         37
- ---------------------------------------------------------------------

Gross deferred income tax assets         1,344        376        352

Deferred income tax assets valuation
    allowance                             (542)       (17)       (44)
- ---------------------------------------------------------------------

Net deferred income tax assets           $ 802    $   359    $   308
- ---------------------------------------------------------------------



The deferred income tax asset valuation allowance was $51,000 at the beginning of fiscal year 1993.

                                         1995       1994       1993
- ---------------------------------------------------------------------


Depreciation                            $ 330       $267       $180
Intangible assets                         206        267        346
Research and development costs            426        636        562
- ---------------------------------------------------------------------

Deferred income tax liabilities         $ 962     $1,170     $1,088
- ---------------------------------------------------------------------

                                     ViTel International Holding Company, Inc.

                                    Notes to Consolidated Financial Statements


The current deferred income tax asset at June 30, 1995 of $233,000 relates primarily to the estimated utilization of net operating loss carryforwards expected to offset future taxable income in the United States.

As of June 30, 1995, the income tax receivable relates to estimated taxes paid in the current year of approximately $60,000 plus $187,000 relating to the carryback of net operating losses in the United States plus $54,000 relating to the carryback of net operating losses in the United Kingdom.

For tax purposes, the Company has foreign net operating loss carryforwards of approximately $414,000 which may be carried forward to offset future taxable income. For Federal and state income tax purposes, the Company is expected to have available net operating loss carryforwards of approximately $1.7 million and $1.8 million. The Federal loss carryforwards expire in 15 years and the state loss carryforwards expire over a period of 5 to 15 years. Additionally, the Company also has U.S. general business tax credit carryforwards of approximately $415,000 that may be carried forward to offset regular tax liabilities for a 15-year period from the year that credits were earned. The credits expire from 2000 to 2010.

4.  Common Stock
    Transactions

In October 1994, the former majority stockholder of the Company entered into an agreement to sell all his issued and outstanding common stock. Terms of his agreement required the buyer to make a tender offer for all other outstanding stock, including all outstanding options to purchase 250,000 shares of common stock.

Included in stock acquisition expenses is $200,000 paid to an entity which is affiliated with the new stockholder. This same affiliated entity also provided $100,000 of administrative services to the Company for the year ended June 30, 1995. The Company also provided administrative services to another affiliated entity for $100,000 during the year ended June 30, 1995. As of June 30, 1995, the Company is owed, and owes, $100,000 from and to these affiliated entities for such administrative services.

On October 25, 1991, the Company entered into an agreement with a third party to sell 43,950 shares of its unissued common stock. As part of the agreement, the third party was also granted the option to purchase up to 5% of the then total outstanding common stock at a purchase price of $15 per share, exercisable through December 31, 1993. Total consideration for the sale was $879,000, half of which was paid on January 1, 1992, and the balance of which was due on January 1, 1993. During fiscal 1994, the Company, the Company's principal stockholder and the third party entered into a settlement agreement relating to the unpaid stock subscription. The terms of the settlement resulted in the Company canceling the stock subscription and entering into an agreement to repurchase from the third party 136,772 shares of common stock. The 136,772 shares repurchased by the Company includes 21,975 shares previously sold by

                                     ViTel International Holding Company, Inc.

                                    Notes to Consolidated Financial Statements


the Company and 114,797 shares sold by the Company's principal stockholder to the third party in a related October 1991 transaction. The purchase price for the 136,772 shares was $575,000. Legal fees incurred by the Company relating to this matter totaled approximately $267,000. Of this amount, the third party reimbursed the Company $200,000, and the Company's principal stockholder reimbursed the Company approximately $56,000 in fiscal 1995. The settlement of this transaction was recorded at June 30, 1994. Accordingly, paid-in capital and stock subscription receivable were adjusted by $439,000. Additionally, common stock and paid-in capital have been adjusted to reflect the Company's acquisition of 136,772 shares of common stock at a cost, including expenses of approximately $11,000, of $586,000. As of June 30, 1994, accounts payable included $375,000 due to the third party for the repurchase of the 136,772 shares of stock and accounts receivable included $56,000 due from the Company's former majority stockholder for his share of legal fees relating to the transaction.

Under the Company's non-qualified stock option plan, as amended in May 1994, 250,000 common shares had been reserved for award to officers, employees, and independent contractors retained by the Company or its subsidiaries. Shares were awarded at the discretion of the Company's Board of Directors. Options were granted at the estimated fair market value of the stock. Options generally vested equally over a five-year period. Stock option transactions during fiscal years 1995 and 1994 are summarized as follows:

                                         Outstanding             Option
                                               Stock              Price
                                             Options          per Share
- --------------------------------------------------------------------------

Outstanding, June 30, 1992                   167,950
    Granted                                    5,600              $5.75
    Canceled                                 (24,550)         2.55-5.12
- --------------------------------------------------------------------------

Outstanding, July 1, 1993                    149,000          2.55-5.75
    Granted                                   19,400               4.05
    Canceled                                 (10,700)         2.55-5.75
- --------------------------------------------------------------------------

Outstanding, June 30, 1994                   157,700
    Granted                                  104,500               4.05
    Canceled                                 (12,400)         2.55-5.75
    Exercised                               (249,800)         2.55-5.75
- --------------------------------------------------------------------------

Outstanding, June 30, 1995                        -
- --------------------------------------------------------------------------

                                     ViTel International Holding Company, Inc.

                                    Notes to Consolidated Financial Statements



On September 30, 1994, after the cancellation of options to purchase 12,400 shares of common stock, the Company granted various Company employees options to purchase 104,500 shares of common stock at $4.05 per share. As a result of the January 1995 sale of the stockholders' stock described above, all 250,000 outstanding options became immediately 100% vested. In January 1995, substantially all options were exercised, the related stock issued and then immediately sold. As a result of the issuance of the stock options in 1995, and the sale of all stock, the Company recorded compensation expense of approximately $1.9 million relating to the stock options issued in 1995 which were deemed to be compensatory.

5.  Leases

The Company and its subsidiaries have entered into various operating lease agreements for office facilities and communications equipment, certain of which include renewal options.

The future minimum lease payments under capital leases and all non-cancelable operating leases with initial or remaining terms in excess of one year are as follows (in thousands):

                                     ViTel International Holding Company, Inc.

                                    Notes to Consolidated Financial Statements




                                       Capital  Operating
Year ending June 30,                   Leases      Leases
- ----------------------------------------------------------


 1996                                  $ 342     $ 928
 1997                                    277       769
 1998                                    196       630
 1999                                    132       448
 2000                                     68        98
- ----------------------------------------------------------

Total minimum future lease payments    1,015    $2,873
                                                ------

Less amount representing interest,
    calculated at rates ranging
    from 7.2% to 11.7%                   171
- ----------------------------------------------------------

Present value of net minimum lease
    payments (Note 2)                  $ 844
- ----------------------------------------------------------

Rent expense under all non-cancelable operating leases was approximately $1,024,000, $1,001,000 and $1,236,000 for the years ended June 30, 1995, 1994 and 1993.

                                     ViTel International Holding Company, Inc.

                                    Notes to Consolidated Financial Statements




6.  Geographic
    Information

The Company operates exclusively in the communications industry. Summarized data by geographic region for the Company's operations are as follows (in thousands):

Year ended June 30,                     1995        1994        1993
- ----------------------------------------------------------------------

United States                       $  3,905    $  4,002    $  4,056
Japan                                 11,421      10,524       9,974
United Kingdom                         6,185       6,120       6,658
Southeast Asia                         4,170       2,460       2,629
Australia                              3,254       2,275       2,485
- ----------------------------------------------------------------------

Total revenues                      $ 28,935    $ 25,381    $ 25,802
- ----------------------------------------------------------------------


Year ended June 30,                     1995        1994        1993
- ----------------------------------------------------------------------

United States                       $ (2,683)   $    799    $    359
Japan                                    459         480         136
United Kingdom                           (58)        (75)        240
Southeast Asia                           160         180         633
Australia                                (76)        135          93
- ----------------------------------------------------------------------


(Loss) income before income taxes   $ (2,198)   $  1,519    $  1,461
- ----------------------------------------------------------------------


June 30,                                1995        1994        1993
- ----------------------------------------------------------------------

United States                       $  7,020    $  5,096    $  5,120
Japan                                  5,097       4,090       3,138
United Kingdom                         3,617       3,588       3,665
Southeast Asia                         2,267       1,116       1,185
Australia                              1,845         813         744
- ----------------------------------------------------------------------

Total assets                        $ 19,846    $ 14,703    $ 13,852
- ----------------------------------------------------------------------

                                     ViTel International Holding Company, Inc.

                                    Notes to Consolidated Financial Statements




7.  Commitments
    and
    Contingencies

In connection with the January 1995 stock transaction (Note 4), the Company entered into three year employment agreements with three executive officers. The employment agreements require annual salaries totaling approximately $440,000 plus monthly health benefits and automobile allowances. During the year ended June 30, 1995, one executive officer terminated his employment contract with the Company. As a result of this termination, the Company recognized compensation expense (included in stock acquisition expense) of approximately $420,000, of which $394,000 represents the present value of future payments, which total approximately $128,000, $163,000 and $103,000 for the years ending June 30, 1996, 1997 and 1998.

In connection with the January 1995 stock acquisition, the former majority shareholder entered into a three year covenant not to compete with the purchaser of the stock. The agreement requires twelve quarterly payments of $75,000. The first payment was made in April 1995. Subsequent to January 1995, the agreement was assigned from the purchaser to the Company.

The Company is involved in various lawsuits which management does not believe will have a material adverse effect on future operating results.

The Company's Board of Directors has entered into preliminary discussions with a public company in the United States regarding the sale of the Company's common stock. As of November 1995, no definitive agreement has been finalized.

During May 1995, the Company entered into a forward exchange contract to exchange 230 million Japanese Yen for approximately $2.8 million. Through June 30, 1995, 100 million Japanese Yen had been exchanged for U.S. Dollars resulting in a foreign currency transaction gain of approximately $42,000. Subsequent to June 30, 1995, the remaining 130 million Japanese Yen were exchanged for U.S. Dollars resulting in a gain of approximately $160,000.

                                     ViTel International Holding Company, Inc.

                                    Notes to Consolidated Financial Statements




8.  Subsequent
    Event

In May, 1995, the Company decided to consolidate its non-research operations in Colorado with an affiliate's operations in New York, the consolidation was completed at the end of October 1995. The Company anticipates expending significant cash in connection with the relocation of its Colorado operations, primarily relating to moving expenses, costs to purchase and install new equipment, leasehold improvements and severance payments. As of June 30, 1995, the Company accrued $182,000 of severances which were paid to approximately 15 terminated employees. Approximately $64,000 of both leasehold improvement and computer equipment were written off in connection with the relocation.

Comwave Communications AG

Basel


- ---------------------------------------------------------



Revised consolidated report and financial

statements in Swiss Francs

for the nine month period ended

September 30, 1995

and the year ended December 31, 1994

Audit report on the consolidated accounts for the period ended
September 30, 1995 and December 31, 1994


Comwave Communications AG, CH-Basle

We have audited the consolidated report and financial statements in Swiss Francs at and as of the 9 month period ended September 30, 1995 and at and as of the year ended December 31, 1994 of

o   Comwave Communications AG, CH-Basle

    which includes the following subsidiaries at 100 %
    - Comwave (UK) Limited
    - US Comwave Communications Inc.
    - Comwave Communications GmbH

This consolidated report and financial statements are the responsibility of Comwave Communications AG. Our responsibility is to express an opinion on these statements based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards, which would materialy be on the same basis as US generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the schedule. An audit also includes assessing management, as well as evaluating the overall schedule presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated report and the financial statements refered to above presents fairly, in all material respects, the situation of Comwave Communications AG for the 9 month period ended September 30, 1995 and the year ended December 31, 1994 in accordance with US generally accepted accounting principles.

This revised report replaces our reports dated January 3, 1996, May 2, 1996 and May 21.

Basle, May 22, 1996


Visura Treuhand-Gesellschaft



/s/ O. Heiniger                               /s/ i.V. L. Fornasiero

O. Heiniger                                   i.V. L. Fornasiero
auditor in charge


Annexe:
Consolidated Financial Statements for the nine month period ended September 30, 1995 an the year ended December 31, 1994

Comwave Communications AG, Basel



Consolidated report and financial statements
for the period ended 30 September 1995
- ------------------------------------------------------


Contents of annexe


Page

1               Consolidated profit and loss account

2               Consolidated balance sheet

3               Consolidated statement of deficit

4               Consolidated cash flow statement

5               Notes forming part of the financial statements


- ------------------------------------------------------





The notes on pages 5 to 13 form part of these financial statements.

Comwave Communications AG, Basel

Consolidated Statement of Profit / Loss (-) for the period ended 30 September
1995

                                                                9 months             year            9 months
                                                                  ended             ended             ended
                                                    Note         9/30/95           1 9 9 4           9/30/94
                                                              --------------    ---------------   ---------------
                                                                   CHF               CHF               CHF
                                                                                                    unaudited

Turnover                                             2            6,953,509          7,657,296         5,694,094

Cost of sales                                                    -2,817,903         -4,792,741        -3,377,037
                                                              --------------    ---------------   ---------------

Gross operating margin                                            4,135,606          2,864,555         2,317,057

                                                              --------------    ---------------   ---------------


Administrative expenses                              3           -3,288,335         -4,203,922        -3,047,435
Other operating income                                                1,818             30,055            69,243
                                                              --------------    ---------------   ---------------

                                                                 -3,286,517         -4,173,867        -2,978,192
                                                              --------------    ---------------   ---------------

Operating income / loss (-)                          4              849,089         -1,309,312          -661,135


Other income / expense (-)

Bank interest receivable                                             22,677             26,098            19,936
Overdraft and loan interest                                         -52,246            -87,947           -50,622
Other expense                                                       -50,462                  0                 0
                                                              --------------    ---------------   ---------------

                                                                    -80,031            -61,849           -30,686
                                                              --------------    ---------------   ---------------

Income / loss (-) before income taxes                               769,058         -1,371,161          -691,821

Income tax recovery / provision (-)                  5                    0             -1,018                 0
                                                              --------------    ---------------   ---------------

Net income / loss (-)                                               769,058         -1,372,179          -691,821
                                                              ==============    ===============   ===============


The notes on pages 5 to 13 form part of these financial statements.

Comwave Communications AG, Basel

Consolidated Balance Sheet at 30 September 1995

                                                      Note      1 9 9 5               1 9 9 4
                                                             --------------         -------------
                                                                  CHF                   CHF
Current Assets

Cash                                                             2,168,833             1,844,352
Trade accounts receivable                                        1,553,048             1,382,685
Accounts receivable, other                                          70,867               149,091
Recoverable taxes                                                  144,780                48,858
Prepayments and accrued revenues                                   196,175               205,424
                                                             --------------         -------------

Total current assets                                             4,133,703             3,630,410

Furniture, Machinery and Equipment                      6          582,744               570,519

Investment in subsidiary                                7           59,750                     0

Goodwill                                                8        1,151,849             1,388,000
                                                             --------------         -------------

Total Assets                                                     5,928,046             5,588,929
                                                             ==============         =============


Liabilities and Shareholders' Equity

Current liabilities

Accounts payable                                                 1,057,284             1,956,744
Other creditors                                                    545,069                 7,438
Tax liability                                                          193                   219
Creditors for indirect taxation                                     37,604                28,419
Obligations under capital leases                                         0                 3,120
                                                             --------------         -------------

                                                                 1,640,150             1,995,940
                                                             --------------         -------------

Long term debt                                          9        1,111,872             1,470,305
                                                             --------------         -------------

Share capital and deficit

Share capital                                          10        3,800,000             3,500,000
Deficit                                                           -623,976            -1,377,316
                                                             --------------         -------------

                                                       11        3,176,024             2,122,684
                                                             --------------         -------------

Total Liabilities and Shareholders' Equity                       5,928,046             5,588,929
                                                             ==============         =============


The notes on pages 5 to 13 form part of these financial statements.

Comwave Communications AG, Basel

Consolidated Statement of Deficit for the period ended 30 September 1995

                                                               9 months            year              9 months
                                                                 ended             ended              ended
                                                                9/30/95           1 9 9 4            9/30/94
                                                             --------------    --------------    -----------------
                                                                  CHF               CHF                CHF
                                                                                                    unaudited

Balance, beginning of period                                     1,377,316            33,246               33,246

Net profit (-) / loss for the period                              -769,058         1,372,179              691,821

Prior year losses assumed by shareholders                                0           -29,695                    0

Cumulative translation adjustment account                           15,718             1,586                  824

                                                             --------------    --------------    -----------------

Balance, end of period                                             623,976         1,377,316              725,891
                                                             ==============    ==============    =================




The notes on pages 5 to 13 form part of these financial statements.

Comwave Communications AG, Basel

Consolidated Cash Flow Statement for the period ended 30 September 1995

                                         Note        9/30/95                 12/31/94                     9/30/94
                                               -------------------- ---------------------------- ------------------------------
                                                  CHF       CHF          CHF           CHF           CHF            CHF
                                                                                                           unaudited
Net cash outflow (-) / inflow from
operating activities                      12               719,263                   -1,383,233                       -947,960

Interest paid                                              -51,331                      -86,905                        -50,622
Finance charges paid                                          -915                       -1,042                              0
Interest received                                           22,677                       26,098                         19,936
Tax paid                                                         0                         -799                              0
                                                         ----------               --------------              -----------------

Net cash flow from operating
activities                                                 689,694                   -1,445,881                       -978,646

Investing activities
Payments to acquire intangible
fixed assets                              8            0               -1,600,000                  -1,600,000
Purchase of subsidiary undertakings
(net of cash and cash equivalents)        7      -59,750                  277,270
Payments to acquire fixed assets                -222,063                 -651,133                    -545,110
                                               ----------           --------------               -------------

Net cash outflow (-) / inflow from
investing activities                                      -281,813                   -1,973,863                     -2,145,110

Financing
Issue of shares                                  300,000                1,500,000
Proceeds from loan from shareholders                                    1,470,305                   1,482,614
Repayments of loan to shareholders              -358,433                                                9,184
Capital element of capital lease
payments                                          -3,120                  -20,049
Cost of capital increase                         -21,849                  -46,500
                                               ----------           --------------               -------------

Net cash inflow from financing            14               -83,402                    2,903,756                      1,491,798
                                                         ----------               --------------              -----------------

Decrease (-) / increase in cash
and cash equivalents                      13               324,479                     -515,988                     -1,631,958
                                                         ==========               ==============              =================


The notes on pages 5 to 13 form part of these financial statements.

Comwave Communications AG, Basel


Notes forming part of the consolidated financial statements
for the period ended 30 September 1995
- --------------------------------------------------------------------------------

1      Accounting policies

       There have been no changes in accounting policies during the period.

       The financial statements have been prepared under the historical cost convention and are in accordance with applicable accounting standards. The following principal accounting policies have been applied:

       Turnover
       Turnover represents sales to external customers at invoiced amounts less value added tax or local sales taxes.

       Depreciation
       Depreciation is provided to write off the cost of all fixed assets over their expected useful lives. It is calculated at the following rates:
       Furniture 20 - 33 1/3% straight line
       Machinery and equipment 20 - 33 1/3% straight line

       Basis of consolidation
       The consolidated accounts include the accounts of Comwave Communications AG and subsidiary undertakings. The acquisition method is used to consolidate the results of subsidiaries undertakings.

       Goodwill
       Purchased goodwill is capitalised and amortised over its expected useful economic life of 5 years. The company assesses the recoverability of goodwill by determining whether the carrying value of these assets can be recovered through undiscounted forecasted future cash flows over their remaining lives.

       Cost of capital increase
       Cost of capital increases represents the taxes paid on increasing the share capital of the company. This is capitalised and amortised over 5 years in accordance with Swiss statute.

       Exchange translation
       Accounts of overseas subsidiary undertakings in foreign currencies are translated into Swiss francs at the rates ruling at balance sheet date. Exchange differences on translations of opening net assets are dealt with through reserves. Foreign currency transactions of individual companies are translated at the rates ruling when they occured and monetary assets and liabilities at the rates ruling at the balance sheet date. Any differences are taken to the profit and loss account.

Comwave Communications AG, Basel


Notes forming part of the consolidated financial statements
for the period ended 30 September 1995
- --------------------------------------------------------------------------------

       Cash equivalents
       Cash equivalents comprise short-term, highly liquid investments which are readily convertible into known amounts of cash without notice and which were within three months of maturity when acquired.

       Leased assets
       Where assets are financed by leasing agreements that give rights approximating to ownership (capital leases), the assets are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as amounts payable to the lessor. Depreciation on the relevant assets is charged to the profit and loss account.

       Lease payments are split between capital and interest using the actuarial method. The interest is charged to the profit and loss account. The capital part reduces the amounts payable to the lessor.

       All other leases are treated as operating leases. Their annual rentals are charged to the profit and loss account on a straight-line basis over the lease term.

       Deferred taxation
       Provision is made for timing differences between the treatment of certain items for taxation and accounting purposes.

       Comwave Group
       The following were the subsidiary undertakings at the end of the year and have all been included in the consolidated financial statements proportion of
                                                         country of   share capital  nature of
       Company                                         incorporation       held       business
       Comwave (UK) Limited                               England          100%      facsimile broadcasting
       US Comwave Communications Inc.                      U.S.A.          100%      facsimile broadcasting
       Comwave GmbH                                       Germany          100%      facsimile broadcasting

       Not consolidated:

       Comwave Communications Sarl                         France          100%      facsimile broadcasting

               reason:   - the company was purchased in 1995
                         - the company has no activity
                         - it is planned to liquidate this company in 1996

Comwave Communications AG, Basel


Notes forming part of the consolidated financial statements
for the period ended 30 September 1995
- --------------------------------------------------------------------------------

2      Turnover and results

       Turnover

                                                           9 months        year        9 months
       Analysis by class of business                        ended          ended         ended
                                                           9/30/95       12/31/94       9/30/94
                                                             CHF            CHF           CHF
                                                                                       unaudited

       Facsimile broadcasting                                6,953,509     7,345,666     5,382,464
       Computer communications equipment                             0       311,630       311,630
                                                        -------------------------------------------
                                                             6,953,509     7,657,296     5,694,094
                                                        -------------------------------------------

       The group discontinued the supply of computer communications equipment in June 1994.

       Turnover is analysed by market below:               9/30/95       12/31/94       9/30/94
                                                             CHF            CHF           CHF
                                                                                       unaudited
       Europe                                                5,665,634     5,991,737       4498334
       America                                               1,144,798     1,456,312       1024937
       Asia                                                     143077        209247        170823
                                                        -------------------------------------------
                                                             6,953,509     7,657,296     5,694,094
                                                        -------------------------------------------

       Export sales were not significant.


       Income before taxes
                                                           9 months        year        9 months
       Analysis by class of business                        ended          ended         ended
                                                           9/30/95       12/31/94       9/30/94
                                                             CHF            CHF           CHF
                                                                                       unaudited
       Facsimile broadcasting                                  769,058    -1,443,250      -763,910
       Computer communications equipment                             0        72,089        72,089
                                                        -------------------------------------------

                                                               769,058    -1,371,161      -691,821
                                                        -------------------------------------------


       Income before taxes is analysed by
       market below

       Europe                                                  981,386    -1,318,641      -609,513
       America                                                -254,793       -92,609      -102,395
       Singapore                                                42,465        40,089        20,087
                                                        -------------------------------------------

       Total                                                   769,058    -1,371,161      -691,821
                                                        -------------------------------------------

Comwave Communications AG, Basel


Notes forming part of the consolidated financial statements
for the period ended 30 September 1995
- --------------------------------------------------------------------------------

       Identifiable assets
                                                     9 months        year
                                                      ended          ended
                                                     9/30/95       12/31/94
                                                       CHF            CHF

       Europe                                          5,569,129     5,165,266
       America                                           288,541       370,695
       Asia                                               70,376        52,968
                                                  -----------------------------
                                                       5,928,046     5,588,929





3      Staff costs                                         9/30/95       12/31/94       9/30/94
                                                             CHF            CHF           CHF
       These consist of:                                                               unaudited
       Wages and salaries                                    1,277,596     1,718,574     1,380,664
       Social security costs and pension costs                 131,684       264,354       212,346
                                                        -------------------------------------------
                                                             1,409,280     1,982,928     1,593,010
                                                        -------------------------------------------

       The number of employees by end of period was 22 (1994: 24).


       Directors emoluments

       Fees to directors                                             0        10,000         7,500
       Salaries to directors                                    90,000       176,000       132,000
                                                        -------------------------------------------
                                                                90,000       186,000       139,500
                                                        -------------------------------------------

       Emoluments (excluding pension contributions) of:

       President and highest paid director                      90,000       176,000       132,000


       Other directors emoluments fell within the ranges:
       CHF  0  -  CHF  5.000                                         4             6             6

Comwave Communications AG, Basel


Notes forming part of the consolidated financial statements
for the period ended 30 September 1995
- --------------------------------------------------------------------------------

       Administrative expenses                                   9/30/95            12/31/94             9/30/94
                                                                   CHF                CHF                  CHF
                                                                                                        unaudited

       Staff costs                                                1,409,280           1,982,928            1,593,010
       Rent and leasing                                              95,533             166,542               66,650
       Repair and maintenance                                        13,434              23,505               15,936
       Insurances                                                    23,618              10,886               15,351
       Energy                                                        10,861              24,817               19,608
       Depreciation of fixed assets                                 175,475             197,069              117,392
       Amortisation of goodwill / intangible assets                 258,000             347,000              258,000
       Advertising and promotion                                     50,200              58,072               89,399
       Other operating expense                                      400,490             555,662              408,164
       General and administration                                   657,384             764,232              374,303
       Foreign exchange loss                                        194,060              73,209               89,622
                                                              --------------     ---------------     ----------------
                                                                  3,288,335           4,203,922            3,047,435
                                                              --------------     ---------------     ----------------


4      Operating income                                          9/30/95            12/31/94             9/30/94
                                                                   CHF                CHF                  CHF
       This is arrived at after charging:                                                               unaudited
       Depreciation of fixed assets
          owned assets                                              166,952             184,127              107,685
          assets held on capital leases                               8,523              12,942                9,707
       Amortisation of goodwill / intangible ass.                   258,000             347,000              258,000
       Auditors remuneration                                         86,210              71,645               53,735
       Exchange differences                                         194,060              73,209               89,622
       Operating lease rentals                                       95,533               4,001                3,001



5      Taxation

                                                                      9/30/95            12/31/94         9/30/94
                                                                    CHF       %        CHF        %         CHF
                                                                                                        unaudited
       Tax at satutory rate                                         261,450   34       -466,451  -34        -235,219

       Reduction (increase) in valuation allowance                 -261,450  -34        465,433   34         235,219
                                                              -------------------------------------------------------

                                                                          0    0         -1,018    0               0
                                                              =======================================================


       There are no differences between the bases used for income tax purposes and financial reporting purposes.

       The following are the components of deferred taxes:

                                                                 9/30/95            12/31/94              9/30/94
                                                                   CHF       %        CHF        %         CHF
                                                                                                        unaudited
       Net operating loss carryforwards                             227,250             488,700              257,468

       Less: Valuation allowance                                   -227,250            -488,700             -257,468
                                                              --------------     ---------------     ----------------

                                                                          0                   0                    0
                                                              ==============     ===============     ================

Comwave Communications AG, Basel


Notes forming part of the consolidated financial statements
for the period ended 30 September 1995
- --------------------------------------------------------------------------------

5   Taxation (continuation)

    The company has operating losses carried forward at 30th September 1995 which expire as follows:
                                                      CHF            Year

    Comwave (UK) Ltd                               1,037,747         1997



6   Furniture, Machinery and Equipment                  Mach. and
                                         Furniture      equipment        Total
                                            CHF            CHF            CHF

    Cost
    At beginning of period               113,762          738,991      852,753
    Additions                             32,684          189,379      222,063
    Exchange differences                  -5,543          -57,379      -62,922
                                       ----------------------------------------
    At end of period                     140,903          870,991    1,011,894
                                       ----------------------------------------

    Depreciation
    At beginning of period                47,547          234,687      282,234
    Provision for the period              16,439          159,036      175,475
    Exchange differences                  -3,891          -24,668      -28,559
                                       ----------------------------------------
    At end of period                      60,095          369,055      429,150
                                       ----------------------------------------

    Net book value
    At 30 September 1995                  80,808          501,936      582,744
                                       ========================================

    At 31 December 1994                   66,215          504,304      570,519
                                       ========================================

    The net book value of tangible fixed assets includes an amount of CHF 6.938 (1994: CHF 17.592) in respect of assets held under capital leases.




7   Investment on Subsidiary

    In 1995 the Company purchased the business of Comwave communications Sarl (France) for CHF 59'750 ( a newly formed company). This amount has been recorded as investment in subsidiary in the Balance Sheet.

    Comwave Communications Sarl (France) is not included in the financial statements because it has no activity and it is planned to liquidate this company in 1996.

    During December 1993, the company acquired the share capital of Comwave (UK) Limited and Comwave GmbH from Comwave AG at net liability value. This resulted in an amount (net of cash an cash equivalents) received of CHF 277'270, which was deferred until 1994.

Comwave Communications AG, Basel


Notes forming part of the consolidated financial statements
for the period ended 30 September 1995
- --------------------------------------------------------------------------------

8   Goodwill                            Cost of
                                        capital      Goodwill on
                                       increase      acquisition       Total
    Cost
    At beginning of period               135000        1,600,000    1,735,000
    Additions                             21849                0       21,849
                                     -----------------------------------------
    At end of period                    156,849        1,600,000    1,756,849
                                     -----------------------------------------

    Depreciation
    At beginning of period               27,000          320,000      347,000
    Provided for the year                18,000          240,000      258,000
                                     -----------------------------------------
    At end of period                     45,000          560,000      605,000
                                     -----------------------------------------

    Net book value
    At 30 September 1995                111,849        1,040,000    1,151,849
                                     =========================================
    At 31 December 1994                 108,000        1,280,000    1,388,000
                                     =========================================



    In January 1994, the company purchased the goodwill of Comwave AG for CHF 1'600'000.-.

    Since no tangible assets or identifiable assets were aquired, goodwill was recorded in the amount of the Purchase price. The results of the acquired entity are included with that of Comwave since the date of acquisition.

    Cost of capital increase relates to fees incured in connection with the issuance of additional share capital.

Comwave Communications AG, Basel


Notes forming part of the consolidated financial statements
for the period ended 30 September 1995
- --------------------------------------------------------------------------------


                                                      1995              1994
                                                      CHF                CHF

9      Long term debt

       Other loan = loan from shareholders           1,111,872        1,470,305
                                                  -------------    -------------
                                                     1,111,872        1,470,305
                                                  -------------    -------------

       Other loan of CHF 1.111.872 is unsecured and repayable between two and five years. Interest is charged at 5.5 % per annum on the loan.
       The loan was repaid in October 1995.


10     Share capital

       Allotted, called up and fully paid.
       Shares issued at September 30, 1995 and
       December 31, 1994 were 3'800 and 3'500
       respectively.                                 3,800,000        3,500,000
                                                  -------------    -------------



11     Reconciliation of movements in share capital and deficit

       Profit / Loss (-) for the period                769,058      -1,372,179
       Exchange differences                            -15,718          -1,586
       Issue of shares                                 300,000       1,500,000
       Prior year losses taken by
       shareholders                                          0          29,695
                                                  -------------     ------------
       Net addition to shareholders' funds           1,053,340          155,930
       Opening shareholders' funds                   2,122,684        1,966,754
                                                  -------------     ------------
                                                     3,176,024        2,122,684
                                                  -------------     ------------

Comwave Communications AG, Basel


Notes forming part of the consolidated financial statements
for the period ended 30 September 1995
- --------------------------------------------------------------------------------

12 Reconciliation of operating profit to net cash flow from operating activities

                                                                     9/30/95       12/31/94       9/30/94
                                                                       CHF            CHF           CHF
                                                                                                 unaudited

     Operating profit / loss (-)                                        849,089     -1,309,312       -661,136
     Depreciation                                                       175,475        197,069        117,392
     Exchange differences                                               -31,844         28,109           -824
     Amortisation of intangible assets                                  258,000        347,000        258,000
     Decrease / Increase in stocks (-)                                        0         62,524         55,778
     Decrease / Increase in trade receivables (-)                      -170,362       -727,027       -736,021
     Decrease / Increase in recoverable taxes (-)                       -95,922         13,666              0
     Decrease / Increase in accrued revenues (-)                         31,796       -184,467         20,957
     Decrease / Increase in deposits paid/others (-)                     55,675         41,210        324,670
     Decrease (-) / Increase trade accounts payable                    -502,693        319,948       -265,839
     Decrease (-) / Increase tax liabilities                              9,159         58,569        -87,207
     Decrease (-) / Increase accrued expenses                             4,667       -230,522         26,270
     Decrease (-) / Increase other payables operating                   136,223              0
                                                                  -------------- -----------------------------
     Net cash outflow (-) / inflow from operating activities            719,263     -1,383,233       -947,960
                                                                  -------------- -----------------------------

13   Analysis of changes in cash equivalents during the year

                                                                          Cash at bank
                                                                     9/30/95       12/31/94       9/30/94
                                                                       CHF            CHF           CHF
                                                                                                 unaudited

     Balance at begining of period                                    1,844,352      2,360,340      2,360,340
     Net cash outflow (-) / inflow                                      324,481       -515,988     -1,631,957
                                                                  -------------- -----------------------------
     Balance at end of period                                         2,168,833      1,844,352        728,383
                                                                  -------------- -----------------------------

14   Analysis of changes in financing during the year

                                                   share capital and                        Loans and finance
                                               cost of capital increase                     lease obligations
                                          9/30/95      12/31/94      9/30/94        9/30/95       12/31/94      9/30/94
                                            CHF          CHF           CHF            CHF           CHF           CHF
                                                                    unaudited                                  unaudited
     Balance at beginning of
     period                                3,392,000    1,911,500     1,911,500      1,473,425         23,169      23,169
     Cash inflow from financing              282,000    1,453,500             0              0      1,450,256   1,491,798
     Cash outflow from financing                   0            0             0       -361,553              0           0
     Amortisation of cost of
     capital increase                         18,000       27,000        18,000              0              0           0
                                        ---------------------------------------- -----------------------------------------
     Balance at end of period              3,692,000    3,392,000     1,929,500      1,111,872      1,473,425   1,514,967
                                        ---------------------------------------- -----------------------------------------



                                  EXHIBIT INDEX



                                                                    Sequentially
Exhibit No.                           Description                  Numbered Page

   2.1         Agreement and Plan of Merger, dated as of November 20,     --
               1995, among the Registrant, SGC Acquisition Corp., a
               Delaware corporation, and Swift Global Communications
               Inc., a Delaware corporation.*

   2.2         Stock Purchase Agreement, dated as of November 20,          --
               1995, among the Registrant, ViTel International
               Holding Company, Inc., a Delaware corporation
               ("ViTel"), and the stockholders of ViTel identified therein.*

   2.3         Stock Purchase Agreement, dated as of November 20,          --
               1995, among the Registrant, Comwave Communications
               AG, a Swiss corporation ("Comwave"), and Computainer
               Systems (Global) Inc., a British Virgin Islands corporation which was the sole shareholder of Comwave.*

   3.2         Amended and Restated Certificate of Incorporation of        --
               the Registrant.**

   3.3         Amended and Restated By-laws of the Registrant.**           --

   4.1         Specimen Certificate for Common Stock of the                --
               Registrant.**

   4.2         Shareholders Agreement, dated as of November 20, 1995,      --
               among the Registrant, David Epstein, Stuart Epstein,
               Robert Epstein, APA Excelsior III, L.P., a Delaware limited partnership, Coutts & Co. (Jersey), Custodian for APA Excelsior III/Offshore, L.P., a Channel Islands corporation, CIN Venture Nominees, Ltd., a United
               Kingdom corporation, APA/Fostin Pennsylvania Venture
               Capital Fund, L.P., a New York limited partnership,
               11313 Yukon Ltd., a Yukon corporation, George Abi Zeid, Fortune Partner Investments Ltd., a British Virgin
               Islands corporation, Gold Chalet Overseas Ltd., a
               British Virgin Islands corporation, Barclay Holdings Corporation, a British Virgin Islands corporation, Zeev
               Remez, Ian Wilder, Paul Leslie Hammond, Roy B.
               Andersen, Jr., Stuart S. Levy, Max A. Slifer and Dennis
               Schmaltz.*




- ----------
*     Previously filed.
** Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33- 73258, originally filed with the Securities and Exchange Commission on December 22, 1993, and declared effective on February 11, 1994.